EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE Southern District of TexaS

HOUSTON DIVISION

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In re:	)	Chapter 11
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PARTY CITY HOLDCO INC., et al.,[1]	)	Case No. 23-90005 (DRJ)
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Debtors.	)	(Jointly Administered)
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FOURTH AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
OF PARTY CITY HOLDCO INC. AND ITS DEBTOR AFFILIATES

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Paul M. Basta (admitted pro hac vice)

Kenneth S. Ziman (admitted pro hac vice)

Christopher J. Hopkins (admitted pro hac vice)

Grace Hotz (admitted pro hac vice)

1285 Avenue of the Americas

New York, New York 10019

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

PORTER HEDGES LLP

John F. Higgins (TX Bar No. 09597500)

M. Shane Johnson (TX Bar No. 24083263)

Megan Young-John (TX Bar No. 24088700)

1000 Main St., 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6000

Facsimile: (713) 226-6248

Counsel to the Debtors and Debtors in Possession	Co-Counsel to the Debtors and Debtors in Possession

Dated: August 31, 2023

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Party City Holdco Inc. (9758); Amscan Custom Injection Molding, LLC (4238); Amscan Inc. (1359); Amscan Purple Sage, LLC (3514); Am-Source, LLC (8427); Anagram Eden Prairie Property Holdings LLC (8309); Party City Corporation (3692); Party City Holdings Inc. (3029); Party Horizon Inc. (5812); PC Intermediate Holdings, Inc. (1229); PC Nextco Finance, Inc. (2091); PC Nextco Holdings, LLC (7285); Print Appeal, Inc. (5932); and Trisar, Inc. (0659). The location of the Debtors’ service address for purposes of these chapter 11 cases is: 100 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

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R.	Private Company	50
S.	Release of Preference Actions	51
ARTICLE V. GUC TRUST		51
A.	Establishment of the GUC Trust	51
B.	The GUC Trustee and the GUC Trust Agreement	51
C.	GUC Trust Expenses	52
D.	GUC Trust Interests	52
E.	Dissolution of the GUC Trust	53
F.	Certain Tax Matters	53
G.	Distribution of Reorganized Debtors’ Interchange Litigation Claims Allocations	54
ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	54
B.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	55
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	56
D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases	58
E.	Indemnification Obligations	58
F.	Insurance Policies	58
G.	Modifications, Amendments, Supplements, Restatements or Other Agreements	59
H.	Nonoccurrence of Effective Date	59
I.	Reservation of Rights	59
ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS AND INTERESTS		60
A.	Allowance of Claims	60
B.	Estimation of Claims and Interests	60
C.	Adjustment to Claims	61
D.	Objections to Claims	61
E.	Disallowance of Claims or Interests	61
F.	No Distributions Pending Allowance	62
G.	Distributions After Allowance	62
ARTICLE VIII. PROVISIONS GOVERNING DISTRIBUTIONS		62
A.	Timing and Calculation of Amounts to Be Distributed	62
B.	Distribution Agent	62
C.	Distribution Record Date	63
D.	Rights and Powers of Distribution Agent	63
E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	63
F.	Manner of Payment	65
G.	No Postpetition Interest on Claims	65
H.	Compliance with Tax Requirements	65
I.	Allocations	66
J.	Foreign Currency Exchange Rate	66
K.	Setoffs and Recoupment	66
L.	Claims Paid or Payable by Third Parties	67
M.	Antitrust and Foreign Investment Approvals	69
ARTICLE IX. RELEASE, INJUNCTION AND RELATED PROVISIONS		69
A.	Discharge of Claims and Termination of Interests	69
B.	Release of Liens	69
C.	Debtor Release	70
D.	Third-Party Release	72
E.	Exculpation	74
F.	Injunction	74

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G.	Waiver of Statutory Limitations on Releases	76
H.	Protection against Discriminatory Treatment	76
I.	Document Retention	77
J.	Reimbursement or Contribution	77
ARTICLE X. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN		77
A.	Conditions Precedent to the Effective Date	77
B.	Waiver of Conditions	79
C.	Substantial Consummation	80
D.	Effect of Nonoccurrence of a Condition	80
ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN		80
A.	Modification and Amendments	80
B.	Effect of Confirmation on Modifications	80
C.	Revocation or Withdrawal of This Plan	80
ARTICLE XII. RETENTION OF JURISDICTION		81
ARTICLE XIII. MISCELLANEOUS PROVISIONS		84
A.	Immediate Binding Effect	84
B.	Waiver of Stay	85
C.	Additional Documents	85
D.	Payment of Certain Fees	85
E.	Reservation of Rights	85
F.	Successors and Assigns	86
G.	Notices	86
H.	Term of Injunctions or Stays	88
I.	Entire Agreement	88
J.	Exhibits	89
K.	Deemed Acts	89
L.	Severability of Plan Provisions	89
M.	Votes Solicited in Good Faith	89
N.	Request for Expedited Determination of Taxes	90
O.	No Waiver or Estoppel	90
P.	Dissolution of the Creditors’ Committee and Cessation of Fee and Expense Payment	90
Q.	Closing of Chapter 11 Cases	90
R.	Creditor Default	90

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INTRODUCTION

Party City Holdco Inc. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose this fourth amended joint chapter 11 plan of reorganization (as modified, amended, or supplemented from time to time, the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. Although proposed jointly for administrative and distribution purposes, this plan constitutes a separate plan for each Debtor and each Debtor is a proponent of the plan within the meaning of section 1129 of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A.

Reference is made to the accompanying Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates and the Supplement to Disclosure Statement for the Third Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates for a discussion of the Debtors’ history, businesses, properties and operations, projections, risk factors, a summary and analysis of this Plan and the transactions contemplated thereby, and certain related matters.

ALL HOLDERS OF CLAIMS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN, THE DISCLOSURE STATEMENT, AND THE DISCLOSURE STATEMENT SUPPLEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAWS

A.	Defined Terms

As used in this Plan or the Confirmation Order, capitalized terms have the meanings set forth below.

1.                  “ABL Exit Facility” means a new senior secured asset-based revolving credit facility, if any, in an aggregate principal amount of up to $562,110,500.00, on terms and conditions substantially consistent with the ABL Term Sheet.

2.                  “ABL Exit Facility Agent” means the administrative agent, collateral agent, or similar Entity under the ABL Exit Facility Credit Agreement.

3.                  “ABL Exit Facility Credit Agreement” means the credit agreement governing the ABL Exit Facility.

4.                  “ABL Exit Facility Documents” means the ABL Exit Facility Credit Agreement, the New Intercreditor Agreement, and all instruments, security agreements, collateral agreements, guaranty agreements, pledges, and other documents delivered or executed in connection with the ABL Exit Facility.

5.                  “ABL Exit Facility Trigger” means either (a) Holders of at least 55% of the Claims in each of Class 3A and Class 3B vote to accept the Plan; or (b) Holders of less than 55% of the

Claims in either Class 3A or Class 3B vote to accept the Plan and the Debtors, with the consent of the Required Consenting Noteholders, elect to raise the ABL Exit Facility with those holders of Prepetition ABL Claims that voted to accept the Plan and elected to participate in the ABL Exit Facility. In each case, the Debtors will provide notice of the occurrence of the ABL Exit Facility Trigger by filing the ABL Exit Facility Trigger Notice in accordance with the Order conditionally approving the Disclosure Statement Supplement.

6.                  “ABL Exit Facility Trigger Notice” means a notice Filed by the Debtors stating whether the ABL Exit Facility Trigger has occurred and, if so, the approximate aggregate principal amount expected to be incurred under the ABL Exit Facility.

7.                  “ABL FILO Loans” has the meaning set forth in the ABL Term Sheet.

8.                  “ABL Revolving Credit Loans” has the meaning set forth in the ABL Term Sheet.

9.                  “ABL Term Sheet” means the term sheet that sets forth the principal terms of the (a) ABL Exit Facility and (b) Takeback Debt.

10.              “Ad Hoc Group Advisors” means Davis Polk & Wardwell LLP, Lazard Frères & Co. LLC, Haynes and Boone, LLP, and any other special or local counsel or advisors providing advice to the Ad Hoc Noteholder Group.

11.              “Ad Hoc Noteholder Group” means the ad hoc group of Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that hold, Secured Notes Claims that is represented by the Ad Hoc Group Advisors.

12.              “Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; (c) the Restructuring Expenses incurred after the Petition Date and through the Effective Date; (d) the Backstop Commitment Premium; and (e) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code.

13.              “Administrative Claims Bar Date” means the deadline for Filing proofs of or requests for payment of Administrative Claims, which (a) with respect to Administrative Claims other than Professional Fee Claims and Administrative Claims arising under Unexpired Leases that are rejected pursuant to the Plan, shall be thirty (30) days after the Effective Date, (b) with respect to Professional Fee Claims, shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and (c) with respect to Administrative Claims arising under Unexpired Leases that are rejected pursuant to the Plan, shall be thirty (30) days after the later of entry of an Order approving the rejection and the effective date of the rejection.

14.              “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

15.              “Agents/Trustees” means, collectively, the DIP Agent, the Prepetition ABL Agent, the Fixed Rate Notes Trustee, the Floating Rate Notes Trustee, the ABL Exit Facility Agent (if

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any), the Takeback Debt Agent (if any), and the New Second Lien Notes Trustee, including, in each case, any successors thereto.

16.              “Aggregate Rights Offering Amount” means $75.0 million, which represents the aggregate purchase price of the securities comprising the Investment Package.

17.              “Aggregate Rights Offering Reference Amount” means $115,384,615.00, which represents the aggregate value of the securities comprising the Investment Package to be offered pursuant to the Rights Offering, which value equals the aggregate value of the New Common Stock that would have been offered pursuant to the Rights Offering under the Second Amended Plan, including the 35% discount to the $381 million Backstop Plan Equity Value (as defined in the Second Amended Plan) contemplated thereunder.

18.              “Allowed” means, with respect to any Claim or Interest, as applicable, except to the extent that this Plan provides otherwise, any portion thereof: (a) that is allowed under the Plan, by Final Order, or pursuant to a settlement; (b) that is evidenced by a Proof of Claim timely Filed by the applicable Claims Bar Date or a request for payment of an Administrative Claim Filed by the Administrative Claims Bar Date, as applicable (or that is not required to be evidenced by a Filed Proof of Claim under the Plan, the Bankruptcy Code, or a Final Order); or (c) that is scheduled by the Debtors as not disputed, contingent, or unliquidated, and for which no Proof of Claim has been timely Filed; provided that, with respect to a Claim or Interest described in clauses (b) and (c) above, such Claim or Interest shall be considered Allowed only if and to the extent that such Claim or Interest is not Disallowed and no objection to the allowance of such Claim or Interest is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim or Interest has been Allowed by a Final Order. No Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

19.              “Anagram Wholly-Owned Subsidiaries” means, collectively, Anagram Holdings, LLC, Anagram International, Inc., and Anagram International Holdings, Inc.

20.              “Antitrust and Foreign Investment Approvals” means any notification, authorization, approval, consent, filing, application, non-objection, expiration, or termination of applicable waiting period (including any extension thereof), exemption, determination of lack of jurisdiction, waiver, variance, filing, permission, qualification, registration, or notification required under any Antitrust and Foreign Investment Laws.

21.              “Antitrust and Foreign Investment Laws” means any law governing foreign investment, agreements in restraint of trade, monopolization, merger or pre-merger notification, or the lessening of competition through merger, acquisition, or anti-competitive conduct, including the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (each as amended and together with the rules and regulations promulgated thereunder).

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22.              “Backstop Agreement” means that certain Backstop Commitment Agreement (including all exhibits, annexes, and schedules thereto and as amended, supplemented, or modified pursuant to the terms thereof), by and among the Debtors and the Commitment Parties.

23.              “Backstop Commitment Premium” means, (a) in the event the Rights Offering is consummated, a commitment premium equal to 10% of the Aggregate Rights Offering Reference Amount, payable to the Commitment Parties in New Second Lien Notes and shares of New Common Stock issued on the Effective Date in accordance with the Backstop Agreement, and (b) in the event the Rights Offering is not consummated, a commitment premium equal to 10% of the Aggregate Rights Offering Amount, payable to the Commitment Parties in cash to the extent provided in the Backstop Agreement.

24.              “Backstop Order” means the Order entered by the Bankruptcy Court approving and authorizing the Debtors’ entry into the Backstop Agreement and the other Rights Offering Documents, including the Debtors’ obligation to pay the Backstop Commitment Premium, which order shall be in the form and substance acceptable to the Required Consenting Noteholders.

25.              “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

26.              “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas (Houston Division) presiding over the Chapter 11 Cases or, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

27.              “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under title 28 of the United States Code, 28 U.S.C. § 2075, and the general, local, and chambers rules of the Bankruptcy Court, as may be amended from time to time.

28.              “Bar Date Order” means the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form of and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests, and (IV) Approving Notice of Bar Dates [Docket No. 574].

29.              “Business Day” means any day, other than a Saturday, Sunday, or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

30.              “Cash” means the legal tender of the United States of America and equivalents thereof, including bank deposits and checks.

31.              “Cause of Action” means, without limitation, any Claim, Interest, claim, damage, remedy, cause of action, controversy, demand, right, right of setoff, action, cross claim, counterclaim, recoupment, claim for breach of duty imposed by Law or in equity, action, Lien, indemnity, contribution, reimbursement, guaranty, debt, suit, class action, third-party claim, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, or franchise of any kind or character whatsoever, whether known or unknown, foreseen or

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unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, direct or indirect, choate or inchoate, liquidated or unliquidated, suspected or unsuspected, disputed or undisputed, secured or unsecured, assertable or existing directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, under the Bankruptcy Code or applicable non-bankruptcy law, or pursuant to any other theory of law. For the avoidance of doubt, Causes of Action include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, or 553 of the Bankruptcy Code or similar non-U.S. or state law; and (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

32.              “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

33.              “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

34.              “Claims Bar Date” means the applicable deadline set by the Bankruptcy Court pursuant to the Plan, Bar Date Order, or other Final Order for filing Proofs of Claim in these Chapter 11 Cases.

35.              “Claims Objection Deadline” means the deadline for objecting to a Claim asserted against a Debtor, which shall be (a) with respect to Administrative Claims (other than Professional Fee Claims) and Claims subject to 11 U.S.C. § 503(b)(9), 90 days after the Administrative Claims Bar Date or (b) with respect to all other Claims (other than Professional Fee Claims), the later of (i) the first Business Day that is at least 180 days after the Effective Date and (ii) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an Order of the Bankruptcy Court for objecting to such Claims.

36.              “Claims Register” means the official register of Claims against the Debtors maintained by the Notice and Claims Agent.

37.              “Class” means a category of Holders of Claims or Interests classified together, as set forth in Article III pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

38.                 “Commitment Parties” has the meaning set forth in the Backstop Agreement.

39.              “Company” means, collectively, the Debtors and the Non-Debtor Affiliates.

40.              “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

41.              “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

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42.              “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

43.              “Confirmation Order” means an Order of the Bankruptcy Court confirming this Plan in the Chapter 11 Cases under section 1129 of the Bankruptcy Code.

44.              “Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

45.              “Consummation” means the occurrence of the Effective Date.

46.              “Creditors’ Committee” means the statutory committee of unsecured creditors, appointed in the Chapter 11 Cases by the U.S. Trustee, pursuant to the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 289], on February 1, 2023, as may be further reconstituted from time to time.

47.              “Creditors’ Committee Settlement” means the settlement with the Creditors’ Committee as set forth in the Notice of GUC Cash Allocation [Docket No. 921], which settlement is agreed to and supported by the Creditors’ Committee.

48.              “CSS Agreement” means that certain Constitution State Services LLC Claim Service Agreement.

49.              “Cure Claim” means any Claim (unless waived or modified by the applicable counterparty) based upon the Debtors’ defaults under any Executory Contract or Unexpired Lease at the time such Executory Contract or Unexpired Lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

50.              “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for current or former directors’, managers’, members’, and officers’ liability issued at any time to or providing coverage to, or for the benefit of, any Company Entity, and all agreements, documents, or instruments relating thereto (including any “tail policy”) in effect or purchased on or prior to the Effective Date.

51.              “Debtors” has the meaning set forth in the introduction hereof.

52.              “Definitive Documents” means the Plan (including, for the avoidance of doubt, all exhibits, annexes, amendments, schedules, and supplements related thereto, including the Plan Supplement), the Confirmation Order, the Solicitation Materials, including the Disclosure Statement, the Disclosure Statement Supplement, and the Orders conditionally approving the Disclosure Statement and the Disclosure Statement Supplement, the ABL Exit Facility Documents (if any), the Takeback Debt Documents (if any), the Rights Offering Documents (including the Backstop Agreement, the Backstop Order, and the Rights Offering Procedures), the New Second Lien Notes Documents, the GUC Trust Agreement, the New Organizational Documents, the documentation setting the Distribution Record Date and means of distribution under the Plan and the procedures for designating the recipients of distributions under the Plan, and all other

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documents, motions, pleadings, briefs, applications, orders, agreements, supplements, and other filings, including any summaries or term sheets in respect thereof, that are directly related to any of the foregoing or as may be reasonably necessary or advisable to implement the Restructuring Transactions.

53.              “DIP Agent” means Ankura Trust Company, LLC, in its capacity as administrative agent under the DIP Credit Agreement, and any successor thereto.

54.              “DIP Backstop Lenders” means the Backstop Lenders (as such term is defined in the DIP Credit Agreement).

55.              “DIP Claim” means all Claims held by the DIP Lenders or the DIP Agent on account of, arising under, or relating to the DIP Credit Agreement, the DIP Facility, or the DIP Orders, including Claims for all principal amounts outstanding, and any and all fees, interest, expenses, indemnification obligations, reimbursement obligations, and other amounts due under the DIP Documents, which, for the avoidance of doubt, shall include all “DIP Obligations” as such term is defined in the DIP Orders.

56.              “DIP Commitment Premium” has the meaning set forth in the DIP Credit Agreement.

57.              “DIP Credit Agreement” means that certain senior secured superpriority debtor-in-possession term loan credit agreement, dated as of January 19, 2023, that governs the DIP Facility (as may be amended, supplemented, or otherwise modified from time to time), among PCHI, as holdings, Party City Holdings Inc. and Party City Corporation, as borrowers, the other guarantors party thereto from time to time, the lenders party thereto from time to time, and the DIP Agent.

58.              “DIP Documents” has the meaning set forth in the DIP Orders.

59.              “DIP Equitization Option” has the meaning set forth in the Second Amended Plan.

60.              “DIP Facility” means the postpetition term loan financing facility provided for under the DIP Credit Agreement and the DIP Orders.

61.              “DIP Lenders” means, collectively, the lenders from time to time under the DIP Facility.

62.              “DIP Loans” has the meaning set forth in the DIP Orders.

63.              “DIP Non-Cash Takeout Deadline” means the date of hearing with respect to the confirmation of an Acceptable Plan of Reorganization (as defined in the DIP Credit Agreement).

64.              “DIP Non-Cash Takeout Election Procedures” means the procedures governing the DIP Non-Cash Takeout Option, which shall require the DIP Backstop Lenders to elect whether or not to exercise the DIP Non-Cash Takeout Option prior to the DIP Non-Cash Takeout Deadline.

65.              “DIP Non-Cash Takeout Option” means the right of each DIP Backstop Lender to convert the par amount of all or a portion of its DIP Loans (including DIP Loans incurred as

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consideration for the DIP Commitment Premium) held as the DIP Record Date (after giving effect to, and assuming the settlement of, any pending assignment of DIP Loans as of the DIP Record Date) by it, its Affiliates, or any investment funds, accounts, vehicles, or other entities that are managed, advised, subadvised, or controlled by such DIP Backstop Lender, its Affiliates, or the same person or Entity as such DIP Backstop Lender or its Affiliates into (a) New Second Lien Notes in a principal amount equal to the par face amount of its DIP Loans (including DIP Loans incurred as consideration for the DIP Commitment Premium) and (b) New Common Stock in an amount equal to the Equitization Discount Value.

66.              “DIP Orders” means, collectively, any Orders entered in the Chapter 11 Cases approving the DIP Facility.

67.              “DIP Record Date” means April 11, 2023.

68.              “DIP Reorganized Securities” means, with respect to an eligible Holder of an Allowed DIP Claim, New Second Lien Notes and New Common Stock issued on account of such Holder’s DIP Loans (including DIP Loans issued as consideration for the DIP Commitment Premium), issued under, and in accordance with, the DIP Non-Cash Takeout Election Procedures.

69.              “Disallowed” means, with respect to any Claim or Interest, a portion thereof that is (a) disallowed under the Plan, by Final Order, or pursuant to a settlement, (b) scheduled by the Debtors at zero dollars ($0) or as contingent, disputed, or unliquidated and as to which a Claims Bar Date has been established but no Proof of Claim was timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order, including the Bar Date Order, or otherwise deemed timely filed under applicable law, or (c) not scheduled by the Debtors and as to which a Claims Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

70.              “Disclosure Statement” means the disclosure statement (as it may be amended, supplemented, or modified from time to time) for the Plan, including all exhibits and schedules thereto and references therein, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

71.              “Disclosure Statement Supplement” means the supplement to the Disclosure Statement (as it may be amended, supplemented, or modified from time to time) for the Plan, including all exhibits and schedules thereto and references therein, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

72.              “Disputed” means, as to a Claim or Interest, any Claim or Interest that is not yet Allowed or Disallowed.

73.              “Distribution Agent” means (a) except as provided in the following clauses (b)-(d) of this definition, the Reorganized Debtors or the Entity or Entities selected by the Reorganized Debtors to make or facilitate distributions contemplated under the Plan, which Entity may include the Notice and Claims Agent; (b) with respect to Secured Notes Claims, the Floating Rate Notes Trustee and the Fixed Rate Notes Trustee; (c) with respect to Unsecured Notes Claims, the Unsecured Notes Trustee; and (d) with respect to General Unsecured Claims (except Unsecured

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Notes Claims), the GUC Trustee or the Entity or Entities selected by the GUC Trustee to make or facilitate distributions contemplated under the Plan.

74.              “Distribution Record Date” means, other than with respect to (a) publicly held Securities and (b) General Unsecured Claims, which shall in all respects be governed by the GUC Trust, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date that is selected by the Debtors, with the consent of the Required Consenting Noteholders. The Distribution Record Date shall not apply to any publicly held Securities. With respect to General Unsecured Claims, the Distribution Record Date shall be the Confirmation Date.

75.              “DTC” means The Depository Trust Company.

76.              “Effective Date” means the date that is a Business Day selected by the Debtors, with the consent of the Required Consenting Noteholders, on which (a) all conditions to the occurrence of the Effective Date have been satisfied or waived pursuant to Article X.A and Article X.A(p), (b) no stay of the Confirmation Order is in effect, and (c) the Debtors declare the Plan effective.

77.              “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

78.              “Equitization Discount Value” means, with respect to any DIP Backstop Lender that exercises the DIP Non-Cash Takeout Option, such DIP Backstop Lender’s Pro Rata share of $103,772,929.00, which represents the aggregate value of (a) the New Common Stock that would have been received by all DIP Backstop Lenders under the Second Amended Plan if all DIP Backstop Lenders exercised the DIP Equitization Option (as determined based on the DIP Equitization Share Price (as defined in the Second Amended Plan) reflecting a 41% discount to the $381 million Backstop Plan Equity Value (as defined in the Second Amended Plan) contemplated thereunder) minus (b) the par face amount of the DIP Loans (including DIP Loans incurred as consideration for the DIP Commitment Premium) held by all such DIP Backstop Lenders.

79.              “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

80.              “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq., as amended from time to time.

81.              “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each Debtor; and (b) the Creditors’ Committee and its members.

82.              “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof, but excluding any non-residential lease of real property.

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83.              “Federal Judgment Rate” means the interest rate provided under 28 U.S.C. § 1961(a), calculated as of the Petition Date.

84.              “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court, the Clerk of the Bankruptcy Court, or any of its or their authorized designees in the Chapter 11 Cases, including, with respect to a Proof of Claim, the Notice and Claims Agent.

85.              “Final Order” means an Order, ruling, or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court), which has not been reversed, stayed, modified, amended, or vacated, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing has been timely taken or is pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such Order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such Order or judgment was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such Order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such Order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, however, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule that may be Filed relating to such Order shall not cause an Order not to be a Final Order.

86.              “Fixed Rate Notes” means the 8.750% senior secured first lien notes due 2026 issued by Party City Holdings Inc. pursuant to the Fixed Rate Notes Indenture.

87.              “Fixed Rate Notes Claims” means any Claims on account of, arising under, derived from, or based upon the Fixed Rate Notes Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto.

88.              “Fixed Rate Notes Documents” means the Fixed Rate Notes Indenture and all instruments, security agreements, collateral agreements, guaranty agreements, intercreditor agreements, pledges, and other documents with respect to the Fixed Rate Notes.

89.              “Fixed Rate Notes Indenture” means the Indenture, dated as of February 19, 2021, by and among Party City Holdings Inc., as the issuer, PC Intermediate Holdings, Inc., the guarantors party thereto, and the Fixed Rate Notes Trustee, pursuant to which the Fixed Rate Notes were issued.

90.              “Fixed Rate Notes Trustee” means Ankura Trust Company, LLC, in its capacity as indenture trustee under the Fixed Rate Notes Indenture, or any indenture trustee as permitted by the terms set forth in the Fixed Rate Notes Indenture.

91.              “Fixed Rate Notes Trustee Charging Lien” means any Lien or other priority in payment to which the Fixed Rate Notes Trustee is entitled, pursuant to the Fixed Rate Notes

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Indenture, against distributions to be made to Holders of Fixed Rate Notes Claims for payment of any Fixed Rate Notes Trustee Fees.

92.              “Fixed Rate Notes Trustee Fees” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution including attorneys’ fees, financial advisors’ fees, and agents’ fees, expenses and disbursements, incurred by or owed to the Fixed Rate Notes Trustee, whether prior to or after the Petition Date, and whether prior to or after the Consummation of the Plan, in each case under the Fixed Rate Notes Indenture.

93.              “Floating Rate Notes” means the senior secured first lien floating rate notes due 2025 issued by Party City Holdings Inc. pursuant to the Floating Rate Notes Indenture.

94.              “Floating Rate Notes Claims” means any Claims on account of, arising under, derived from, or based upon the Floating Rate Notes Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto.

95.              “Floating Rate Notes Documents” means the Floating Rate Notes Indenture and all instruments, security agreements, collateral agreements, guaranty agreements, intercreditor agreements, pledges, and other documents with respect to the Floating Rate Notes.

96.              “Floating Rate Notes Indenture” means the Indenture, dated as of July 30, 2020, by and among Party City Holdings Inc., as the issuer, the guarantors party thereto, and the Floating Rate Notes Trustee, pursuant to which the Floating Rate Notes were issued.

97.              “Floating Rate Notes Trustee” means Ankura Trust Company, LLC, in its capacity as indenture trustee under the Floating Rate Notes Indenture, or any indenture trustee as permitted by the terms set forth in the Floating Rate Notes Indenture.

98.              “Floating Rate Notes Trustee Charging Lien” means any Lien or other priority in payment to which the Floating Rate Notes Trustee is entitled, pursuant to the Floating Rate Notes Indenture, against distributions to be made to Holders of Floating Rate Notes Claims for payment of any Floating Rate Notes Trustee Fees.

99.              “Floating Rate Notes Trustee Fees” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution including attorneys’ fees, financial advisors’ fees, and agents’ fees, expenses and disbursements, incurred by or owed to the Floating Rate Notes Trustee, whether prior to or after the Petition Date, and whether prior to or after the Consummation of the Plan, in each case under the Floating Rate Notes Indenture.

100.           “General Unsecured Claim” means a Claim consisting of any unsecured prepetition Claim against any Debtor that is not an Administrative Claim, Priority Tax Claim, Other Secured Claim, Other Priority Claim, Prepetition ABL Claim, Secured Notes Claim, deficiency or unsecured claim on account of a Secured Notes Claim, subordinated Claim, or Intercompany Claim. Without limiting the foregoing, General Unsecured Claims include (a) all rejection damages Claims that are not Administrative Claims, (b) all Unsecured Notes Claims, and (c) if the

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Debtors reject the Specified Anagram Agreements, any Claim held by any Anagram Wholly-Owned Subsidiary.

101.          “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

102.          “GUC Cash Allocation” means Cash in an amount equal to $3,500,000.

103.          “GUC Causes of Action” means the Interchange Claims and any defenses and counterclaims in connection with reconciliation of General Unsecured Claims.

104.          “GUC Recovery Pool” means the GUC Trust Assets less any GUC Trust Expenses.

105.          “GUC Trust” means the trust established by the Plan for the benefit of Holders of Allowed General Unsecured Claims on the Effective Date in accordance with the Plan and pursuant to the GUC Trust Agreement.

106.          “GUC Trustee” means, in its capacity as such, the Person selected by the Creditors’ Committee to serve as the trustee of the GUC Trust, and any successor thereto, in accordance with the GUC Trust Agreement.

107.          “GUC Trust Agreement” means the trust agreement between the Debtors and the GUC Trustee entered into on or before the Effective Date establishing and delineating the terms and conditions for the creation and operation of the GUC Trust, which shall be in form and substance reasonably acceptable to the Debtors, the Creditors’ Committee, and the Required Consenting Noteholders.

108.          “GUC Trust Assets” means, collectively, (a) the GUC Cash Allocation, (b) the Debtors’ rights, title, and interest in the Interchange Litigation and Interchange Litigation Claims, which shall include the rights to recoveries in respect of such claims (other than the Reorganized Debtors’ Interchange Litigation Claims Allocation); and (c) the GUC Trust Funding.

109.          “GUC Trust Expenses” means the reasonable expenses (including any taxes imposed on or payable by the GUC Trust or in respect of the GUC Trust Assets and professional fees) incurred by the GUC Trust, any professionals retained by the GUC Trust, and any additional amount determined to be necessary by the GUC Trustee to adequately reserve for the operating expenses of the GUC Trust that shall be paid out of the GUC Trust Assets; provided that the Reorganized Debtors shall provide no additional funding for the GUC Trust other than the GUC Trust Funding.

110.          “GUC Trust Funding” means $400,000 in Cash, which will be used for the administration of the GUC Trust, including any disposition of the Interchange Litigation Claims and the reconciliation of General Unsecured Claims.

111.          “GUC Trust Interests” means, collectively, non-certificated beneficial interests in the GUC Trust granted to each Holder of Allowed General Unsecured Claims, which shall entitle such Holder to a Pro Rata share of the GUC Recovery Pool, subject to the terms of the Plan and the GUC Trust Agreement.

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112.          “Holder” means an Entity holding a Claim or Interest, as applicable.

113.          “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

114.          “Interchange Litigation” means the class action lawsuit captioned In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720 (E.D.N.Y.) and under any such similar class action lawsuits against any credit card issuers arising from similar allegations as those set forth in the Interchange Litigation as may be identified on or after the Effective Date.

115.          “Interchange Litigation Claims” means the claims of the Debtors in the Interchange Litigation.

116.          “Intercompany Claim” means a Claim or a Cause of Action against a Debtor held by a Debtor or a Non-Debtor Affiliate; provided that if the Debtors reject the Specified Anagram Agreements, any Claim or Cause of Action against a Debtor held by any Anagram Wholly-Owned Subsidiary shall not constitute an Intercompany Claim.

117.          “Intercompany Interest” means an Interest in a Debtor held by another Debtor or Non-Debtor Affiliate.

118.          “Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, equity security (as defined in section 101(16) of the Bankruptcy Code) and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement and whether or not certificated, vested, transferrable, voting, or denominated “stock” or similar security) or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor existing immediately prior to the Effective Date, including any Claims against any Debtor subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing; provided that the term “Interests” (except for purposes of defining the term “Intercompany Interests”) shall not include the Intercompany Interests.

119.          “Investment Package” means, collectively, up to (a) $75.0 million of New Second Lien Notes and (b) the Subscription Shares.

120.          “Investment Package Share Number” means the number of Subscription Shares represented by the product of (a) 0.04846153 multiplied by (b) the applicable principal amount of New Second Lien Notes issued on the Effective Date in connection with the exercise of the subscription rights to participate in the Rights Offering, rounded down to the nearest whole share.

121.          “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, recovery actions, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or

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unforeseen, arising in law, equity, or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction, or agreement.

122.          “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder

123.          “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

124.          “Management Incentive Plan” means the post-Effective Date management incentive plan to be established and implemented by the New Board.

125.          “MIP Equity Pool” means 10% of the New Common Stock, on a fully diluted basis, to be reserved to grant awards pursuant to the Management Incentive Plan, with the actual amount of grant awards to be determined by the New Board after the Effective Date.

126.          “Motion to Enforce Bar Date” means the Debtors’ Emergency Motion for Entry of an Order (I) Enforcing the Bar Date Order and (II) Granting Related Relief [Docket No. 1648].

127.          “New Board” means the board of directors of Reorganized PCHI, as initially established on the Effective Date in accordance with the terms of the Plan and the applicable New Organizational Documents.

128.          “New Common Stock” means the common stock in Reorganized PCHI to be issued on or after the Effective Date.

129.          “New Intercreditor Agreement” means the new intercreditor agreement entered into by and among the ABL Exit Facility Agent (if any), the Takeback Debt Agent (if any), and the New Second Lien Notes Trustee, among others, governing the relevant rights and priorities under the ABL Exit Facility Documents (if any), the Takeback Debt Documents (if any), and the New Second Lien Notes Documents.

130.          “New Organizational Documents” means the organizational and governance documents for the Reorganized Debtors, including, as applicable, the certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, certificates of conversion, limited liability company agreements, operating agreements, limited partnership agreements, stockholder or shareholder agreements, bylaws, indemnification agreements, any registration rights agreements (or equivalent governing documents of any of the foregoing), and the New Shareholders’ Agreement.

131.          “New Second Lien Notes” means the second lien notes issued pursuant to the Rights Offering, the Backstop Agreement, and the DIP Non-Cash Takeout Option on terms and conditions substantially consistent with the New Second Lien Notes Term Sheet.

132.          “New Second Lien Notes Documents” means the New Second Lien Notes Indenture, the New Intercreditor Agreement, and all instruments, security agreements, collateral agreements, guaranty agreements, pledges, and other documents delivered or executed in connection with the New Second Lien Notes.

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133.          “New Second Lien Notes Indenture” means the indenture governing the New Second Lien Notes, by and among Reorganized PCHI, as issuer, and the New Second Lien Notes Trustee, pursuant to which the New Second Lien Notes are issued.

134.          “New Second Lien Notes Term Sheet” means the term sheet that sets forth the principal terms of the New Second Lien Notes.

135.          “New Second Lien Notes Trustee” means the indenture trustee under the New Second Lien Notes Indenture.

136.          “New Shareholders’ Agreement” means that certain shareholders’ agreement, if any, effective as of the Effective Date, addressing certain matters relating to New Common Stock, which shall be in form and substance acceptable to the Required Consenting Noteholders.

137.          “New Subsidiary Boards” means, with respect to each of the Reorganized Debtors other than Reorganized PCHI, the initial board of directors, board of managers, or member, as the case may be, of each such Reorganized Debtor.

138.          “Non-Debtor Affiliate” means any subsidiary or Affiliate of a Debtor that is not a Debtor.

139.          “Notice and Claims Agent” means Kroll Restructuring Administration LLC.

140.          “Order” means any judgment, order, award, injunction, writ, permit, license, or decree of any Governmental Unit or arbitrator of applicable jurisdiction.

141.          “Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, to the extent such Claim has not already been paid during the Chapter 11 Cases, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim.

142.          “Other Secured Claim” means any Secured Claim that is not a Prepetition ABL Claim, Secured Notes Claim, or a DIP Claim.

143.          “PCHI” means Party City Holdco Inc.

144.          “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

145.          “Petition Date” means January 17, 2023.

146.          “Plan” has the meaning set forth in the introduction hereof.

147.          “Plan Supplement” means the compilation of documents and forms of documents, term sheets, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed not less than seven (7) days prior to the Plan Voting Deadline, to the extent available, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement. The Plan Supplement may include the following (including drafts or forms, as applicable), or the material terms of the

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following, as applicable: (a) the New Organizational Documents for Reorganized PCHI; (b) the New Shareholders’ Agreement, if any; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) the Schedule of Retained Causes of Action; (e) the identity of the initial members of the New Board and other information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; (f) the Restructuring Transactions Memorandum; (g) the ABL Exit Facility Credit Agreement, if any; (h) the Takeback Debt Credit Agreement, if any; (i) the ABL Term Sheet; (j) to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; (k) the GUC Trust Agreement; (l) the New Second Lien Notes Term Sheet; and (m) the New Second Lien Notes Indenture.

148.          “Prepetition ABL Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent and collateral agent under the Prepetition ABL Credit Agreement, or similar Entity as permitted by the terms set forth in the Prepetition ABL Credit Agreement.

149.          “Prepetition ABL Claims” means, collectively, the Prepetition ABL Revolver Claims and the Prepetition ABL FILO Claims.

150.          “Prepetition ABL Credit Agreement” means the ABL Credit Agreement, dated as of August 19, 2015, among Party City Holdings, Inc. and Party City Corporation, as borrowers, PC Intermediate Holdings, Inc., as holdings, the guarantors party thereto, the Prepetition ABL Agent, and the financial institutions party thereto from time to time as lenders.

151.          “Prepetition ABL Documents” means, collectively, the Prepetition ABL Credit Agreement and all instruments, security agreements, collateral agreements, guaranty agreements, intercreditor agreements, pledges, and other documents with respect to the revolving and first-in, last-out facilities under the Credit Agreement.

152.          “Prepetition ABL Facility” means, collectively, the prepetition asset-based revolving credit and first-in, last-out facilities provided for under the Prepetition ABL Credit Agreement.

153.          “Prepetition ABL FILO Claims” means any Claims on account of, arising under, derived from, or based upon the first-in, last-out facility under the Prepetition ABL Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto.

154.          “Prepetition ABL Revolver Claims” means any Claims on account of, arising under, derived from, or based upon the revolving credit facility under the Prepetition ABL Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto.

155.          “Priority Tax Claim” means any Claim of a Governmental Unit against a Debtor entitled to priority as specified in section 507(a)(8) of the Bankruptcy Code.

156.          “Pro Rata” means the proportion that the amount of an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed and Disputed Claims (but excluding Disallowed Claims) in such Class.

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157.          “Professional” means any Entity (a) employed pursuant to an Order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

158.          “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been previously paid.

159.          “Professional Fee Escrow” means an account, which may be interest-bearing, funded by the Debtors with Cash prior to the Effective Date in an amount equal to the Professional Fee Escrow Amount.

160.          “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Professionals estimate in good faith they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date.

161.          “Proof of Claim” means a written proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Claims Bar Date as established by the Bankruptcy Court.

162.          “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

163.          “Released Parties” means, collectively, the Releasing Parties; provided that, in each case, an Entity shall not be a Released Party if it: (i) elects to opt out of the releases contained in this Plan if permitted to opt out; or (ii) files with the Bankruptcy Court an objection to the Plan, including the releases, that is not consensually resolved before Confirmation or supports any such objection or objector; provided further that the Anagram Wholly-Owned Subsidiaries shall not be Released Parties if the Specified Anagram Agreements are rejected; provided further that Lisann Party Corp., Mark Tobin, and any of their respective successors and assigns, solely in its capacity as a tenant, guarantor, and/or assignor under one or more of the Debtors’ Unexpired Leases and solely with respect to obligations under such Unexpired Leases, shall not be Released Parties.

164.          “Releasing Parties” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) the Creditors’ Committee; (d) each Consenting Noteholder; (e) each Agent/Trustee; (f) each DIP Lender; (g) each Commitment Party; (h) all Holders of Claims that vote to accept the Plan; (i) all Holders of Claims that are deemed to accept the Plan who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided in the Plan; (j) all Holders of Claims that abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan; (k) all Holders of Claims or Interests that vote to reject the Plan or are deemed to reject the Plan and who do not

17

affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot or notice of non-voting status indicating that they opt not to grant the releases provided in the Plan; (l) with respect to each of the Entities in the foregoing clauses (a) through (k), each such Entity’s current and former Affiliates (regardless of whether such interests are held directly or indirectly); (m) with respect to each of the Entities in the foregoing clauses (a) through (l), each such Entity’s current and former predecessors, successors, subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies; and (n) with respect to each of the Entities in the foregoing clauses (a) through (m), each such Entity’s current and former directors, officers, managers, members, principals, partners, employees, independent contractors, agents, representatives, managed accounts or funds, management companies, fund advisors, investment advisors, advisory board members, financial advisors, partners (including both general and limited partners), consultants, financial advisors, attorneys, accountants, investment bankers, and other professionals; provided that, in each case, an Entity shall not be a Releasing Party if it elects to opt out of the releases contained in this Plan, if permitted to opt out; provided further that no Holder that votes to accept the Plan shall be entitled to opt out of, and each such Holder shall be deemed to opt into, the releases; provided further that the Anagram Wholly-Owned Subsidiaries shall not be Releasing Parties if the Specified Anagram Agreements are rejected; provided further that an Entity shall not be a Releasing Party if it files with the Bankruptcy Court an objection to the Plan (including the releases) that is not consensually resolved before Confirmation or supports any such objection or objector.

165.          “Reorganized Debtors” means each of the Debtors or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, as reorganized on the Effective Date in accordance with this Plan.

166.          “Reorganized Debtors’ Interchange Litigation Claims Allocation” means 50% of any Cash recovered by the GUC Trust in excess of $3 million in connection with the Interchange Litigation Claims.

167.          “Reorganized PCHI” means PCHI or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, as reorganized on the Effective Date in accordance with this Plan, or, if so determined by the Debtors, with the consent of the Required Consenting Noteholders, and set forth in the Restructuring Transactions Memorandum, a new Entity.

168.          “Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

169.          “Restructuring Expenses” means all reasonable and documented fees and out-of-pocket expenses of (i) the Ad Hoc Noteholder Group (including the reasonable fees and expenses of the Ad Hoc Group Advisors) in accordance with the terms of the Restructuring Support Agreement, (ii) all parties whose fees and expenses are entitled to be paid under the DIP Orders, and (iii) all parties whose fees and expenses are entitled to be paid under the Backstop Order.

170.          “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of January 17, 2023, by and among the Debtors and the Consenting Noteholders, including all exhibits and attachments thereto, and as amended, restated, and supplemented from time to time in accordance with its terms.

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171.          “Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to effect a corporate restructuring of the Debtors’ and the Reorganized Debtors’ respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in this Plan, the Definitive Documents, and the Restructuring Transactions Memorandum, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued or executed pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.C.

172.          “Restructuring Transactions Memorandum” means the summary of transaction steps to complete the Restructuring Transactions contemplated by this Plan, which may be included in the Plan Supplement.

173.             “Rights Offering” means the rights offering to be consummated by Reorganized PCHI on the Effective Date in accordance with the Rights Offering Documents, pursuant to which it shall issue New Second Lien Notes and New Common Stock comprising the Investment Package for an aggregate purchase price equal to the Aggregate Rights Offering Amount.

174.          “Rights Offering Documents” means the Backstop Agreement, the Backstop Order, and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the Rights Offering, including the Rights Offering Procedures, subscription forms, and any other materials distributed in connection with the Rights Offering, which, in each case, shall be in form and substance acceptable to the Required Consenting Noteholders.

175.          “Rights Offering Procedures” means the procedures governing the Rights Offering, as approved by the Bankruptcy Court.

176.          “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtors, which shall be included in the Plan Supplement, which schedule shall contain, consistent with the Creditors’ Committee Settlement, that certain Service Agreement, dated as of December 18, 2020, by and between Party City Holdings, Inc. and Origin Settlement Advisors LLC in respect of the Interchange Litigation, among others.

177.          “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

178.          “SEC” means the United States Securities and Exchange Commission.

179.          “Second Amended Plan” means the Second Amended Joint Chapter 11 Plan of Reorganization of Party City Holdco Inc. and Its Debtor Affiliates [Docket No. 970].

180.          “Secured” means, with respect to a Claim, (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant

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to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the interest of the Holder of such Claim in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) and any other applicable provision of the Bankruptcy Code or (b) Allowed, pursuant to the Plan or a Final Order of the Bankruptcy Court, as a secured Claim.

181.          “Secured Notes” means, collectively, the Fixed Rate Notes and the Floating Rate Notes.

182.          “Secured Notes Claims” means any Claims on account of, arising under, derived from, or based upon the Secured Notes Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto.

183.          “Secured Notes Documents” means, collectively, Fixed Rate Notes Documents and the Floating Rate Notes Documents.

184.          “Secured Notes Indentures” means, together, the Fixed Rate Notes Indenture and the Floating Rate Notes Indenture.

185.          “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as now in effect or hereafter amended, and the rules and regulations of the SEC promulgated thereunder.

186.          “Security” means a security as defined in section 2(a)(1) of the Securities Act.

187.          “SIR” means self-insured retention.

188.          “Solicitation Materials” means, collectively, all solicitation materials in respect of the Plan, the Disclosure Statement, and the Disclosure Statement Supplement.

189.          “Specified Anagram Agreements” means (a) the Supply Agreement, dated as of July 30, 2020, by and between Anagram International, Inc., Amscan Inc., and, solely in its capacity as guarantor, Party City Holdings Inc., (b) the Services Agreement, dated as of July 30, 2020, by and between Party City Holdings Inc. and Anagram International, Inc., (c) the Intellectual Property Cross-License Agreement, dated as of July 30, 2020, by and between Party City Holdings Inc. and Anagram International, Inc., and (d) any other material related agreement, if any, between any of the Anagram Wholly-Owned Subsidiaries, or any direct or indirect subsidiary of any Anagram Wholly-Owned Subsidiary, and any of the Debtors, in each case, that is eligible for assumption or rejection pursuant to section 365 of the Bankruptcy Code.

190.          “Statutory Fees” means all fees the Debtors are obligated to pay pursuant to 28 U.S.C. § 1930(a)(6), together with interest, if any, pursuant to 31 U.S.C. § 3717.

191.          “Subscription Shares” means the shares of New Common Stock issuable in connection with the subscription rights to participate in the Rights Offering, pursuant to and in accordance with the Rights Offering Procedures.

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192.          “Takeback ABL Loans” means the loans incurred under a new senior secured asset-based term loan facility on terms and conditions substantially consistent with the ABL Term Sheet.

193.          “Takeback Debt” means, collectively, the Takeback ABL Loans and the Takeback FILO Loans.

194.          “Takeback Debt Agent” means the administrative agent, collateral agent, or similar Entity under the Takeback Debt Credit Agreement.

195.          “Takeback Debt Credit Agreement” means the credit agreement governing the Takeback Debt, which may be the ABL Exit Facility Credit Agreement.

196.          “Takeback Debt Documents” means the Takeback Debt Credit Agreement, the New Intercreditor Agreement, and all instruments, security agreements, collateral agreements, guaranty agreements, pledges, and other documents delivered or executed in connection with the Takeback Debt.

197.          “Takeback FILO Loans” means the loans incurred under a new senior secured first-in, last-out term loan facility on terms and conditions substantially consistent with the ABL Term Sheet.

198.          “Tax Code” means the United States Internal Revenue Code of 1986, as amended.

199.          “Travelers” means, collectively, the Travelers Indemnity Company and any of its property casualty insurance company affiliates.

200.          “Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the United States Department of the Treasury pursuant to the Tax Code.

201.          “Unexpired Lease” means a lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code, including any modifications, amendments, addenda, or supplements thereto or restatements thereof.

202.          “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

203.          “Unsecured 2023 Notes” means the 6.125% senior notes due 2023 issued by Party City Holdings Inc. pursuant to the Unsecured 2023 Notes Indenture.

204.          “Unsecured 2023 Notes Indenture” means the Indenture, dated as of August 19, 2015, by and among Party City Holdings Inc., as the issuer, and Wilmington Trust, National Association, as trustee, pursuant to which the Unsecured 2023 Notes were issued.

205.          “Unsecured 2026 Notes” means the 6.625% senior notes due 2026 issued by Party City Holdings Inc. pursuant to the Unsecured 2026 Notes Indenture.

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206.          “Unsecured 2026 Notes Indenture” means the Indenture, dated as of August 2, 2018, by and among Party City Holdings Inc., as the issuer, and Wilmington Trust, National Association, as trustee, pursuant to which the Unsecured 2026 Notes were issued.

207.          “Unsecured Notes” means, collectively, the Unsecured 2023 Notes and the Unsecured 2026 Notes.

208.          “Unsecured Notes Claims” means any Claims on account of, arising under, derived from, or based upon the Unsecured Notes Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, guarantees, and other charges arising thereunder or related thereto.

209.          “Unsecured Notes Documents” means, collectively, the Unsecured Notes Indentures and all instruments, guaranty agreements, intercreditor agreements, pledges, and other documents with respect to the Unsecured Notes.

210.          “Unsecured Notes Indentures” means, together, the Unsecured 2023 Notes Indenture and the Unsecured 2026 Notes Indenture.

211.          “Unsecured Notes Trustee” means Wilmington Trust, National Association, or any successor thereto, as trustee under the Unsecured 2023 Notes Indenture and the Unsecured 2026 Notes Indenture.

212.          “Unsecured Notes Trustee Charging Lien” means any Lien or other priority in payment to which the Unsecured Notes Trustee is entitled, pursuant to the Unsecured Notes Indentures, against distributions to be made to holders of Unsecured Notes Claims for payment of any Unsecured Notes Trustee Fees.

213.          “Unsecured Notes Trustee Fees” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution including attorneys’ fees, financial advisors’ fees, and agents’ fees, expenses and disbursements, incurred by or owed to the Unsecured Notes Trustee, whether prior to or after the Petition Date, and whether prior to or after the Consummation of the Plan, in each case under the Unsecured Notes Indentures.

214.          “Unsubscribed Securities” has the meaning set forth in Article IV.A.b.

215.          “U.S. Trustee” means the United States Trustee for the Southern District of Texas (Region 7).

216.          “Voting Deadline” means the deadlines to vote or modify a prior vote to accept or reject this Plan, as applicable, as set forth in the Orders conditionally approving the Disclosure Statement and Disclosure Statement Supplement, as such deadlines may be extended or modified from time to time.

217.          “Wage Distribution” has the meaning set forth in Article V.C.

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B.	Rules of Interpretation

For purposes of this Plan: (a) each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter genders; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; (e) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (f) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (h) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (i) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) any term used in capitalized form herein that is not otherwise defined, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (k) all references to statutes, regulations, Orders, rules of courts, and the like shall mean such statutes, regulations, Orders, rules of courts, and the like as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (l) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (m) any effectuating provisions may be interpreted by the Reorganized Debtors in a manner consistent with the overall purpose and intent of this Plan or the Confirmation Order, all without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, subject to the consent of the Required Consenting Noteholders, and such interpretation shall control in all respects; (n) except as otherwise provided, any references to the Effective Date shall mean on the Effective Date or as soon as reasonably practicable thereafter; (o) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (p) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (q) all references herein to consent, acceptance, or approval shall be deemed to include the requirement that such consent, acceptance, or approval be evidenced by a writing, which may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; (r) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; and (s) unless otherwise specified, any reference herein to the Plan or any provision thereof shall mean the Plan as it may have been or may be amended, restated, supplemented, or otherwise modified by the Confirmation Order.

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C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If any payment, distribution, act, or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act, or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

D.	Governing Laws

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein (including in the Plan Supplement), the laws of the State of New York, without giving effect to the principles of conflicts of law (except for section 5-1401 and 5-1402 of the General Obligations Law of the State of New York), shall govern the rights, obligations, construction, and implementation of this Plan and the Confirmation Order, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan or the Confirmation Order (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor.

E.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in this Plan or the Confirmation Order to the contrary, references in this Plan or the Confirmation Order to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Controlling Document

In the event of an inconsistency between this Plan and the Disclosure Statement or the Disclosure Statement Supplement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless otherwise provided in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan, the Disclosure Statement, Disclosure Statement Supplement, or the Plan Supplement, the Confirmation Order shall control. In the event of any inconsistency between the Plan, the Confirmation Order, or the GUC Trust Agreement, the GUC Trust Agreement shall control.

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H.	Consent Rights

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights set forth in the Restructuring Support Agreement, the DIP Orders, the Backstop Order, or any Definitive Document with respect to the form and substance of the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A and to Articles VI.E and V.F) and fully enforceable as if stated in full herein.

ARTICLE II.
ADMINISTRATIVE, PRIORITY CLAIMS, AND STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III.

A.	Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, or otherwise provided for under the Plan, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code) shall be paid in full in Cash an amount of Cash equal to the amount of the unpaid portion of such Allowed Administrative Claim in full and final satisfaction, compromise, settlement, release, and discharge of such Administrative Claim in accordance with the following: (1) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed on or prior to the Effective Date, the first Business Day after the date that is thirty (30) days after the date such Administrative Claim is Allowed, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Except for Claims subject to 11 U.S.C. § 503(b)(9) (for which any Claims Bar Date applies), Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code, Professional Fee Claims, Restructuring Expenses, and Cure Claims, and unless previously Filed or otherwise provided in this Article II.A, requests for payment of Administrative Claims must be Filed and served pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claim Bar Date. Holders of undisputed Claims for unpaid invoices that arise in the ordinary course of the Debtors’

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businesses and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof and need not file requests for payment of Administrative Claims. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the Claims Objection Deadline. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court Orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with an order that becomes a Final Order of the Bankruptcy Court.

Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or the property of any of the foregoing, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

B.	DIP Claims
1.	Allowance of DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to the aggregate amount of the DIP Obligations (as defined in the DIP Order), including (i) the principal amount outstanding under the DIP Facility on such date; (ii) all interest accrued and unpaid thereon through and including the date of payment; and (iii) all accrued and unpaid fees, premiums, expenses, and indemnification obligations payable under the DIP Documents. For the avoidance of doubt, the DIP Claims shall not be subject to any avoidance, reduction, setoff, recoupment, recharacterization, subordination (equitable or contractual or otherwise), counterclaim, defense, disallowance, impairment, objection, or any challenges under applicable law or regulation.

2.	Treatment of DIP Claims

Except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, on the Effective Date in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Allowed DIP Claim, each Holder of an Allowed DIP Claim shall receive (a) payment in full in Cash of such Holder’s Allowed DIP Claim and (b) if a Holder of an Allowed DIP Claim is a DIP Backstop Lender, such Holder may exercise the DIP Non-Cash Takeout Option in accordance with the DIP Non-Cash Takeout Election Procedures and, in such case, shall receive DIP Reorganized Securities in accordance with the DIP Credit Agreement in lieu of payment in Cash of all or such portion of such Holder’s DIP Loans (including DIP Loans issued as consideration for the DIP Commitment Premium).

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3.	Release of Liens and Discharge of Obligations

Contemporaneously with the effectuation of the final of the foregoing payments, terminations, or otherwise, the DIP Facility shall be deemed canceled, all commitments under the DIP Documents shall be deemed terminated, all Liens on property of the Debtors or the Reorganized Debtors, as applicable, arising out of or related to the DIP Facility shall automatically terminate, all collateral subject to such Liens shall be automatically released, and all guarantees of the Debtors or the Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. Upon the reasonable request of the Debtors or the Reorganized Debtors, as applicable, and at the Debtors’ or Reorganized Debtors’, as applicable, sole cost and expense, the DIP Agent or the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge. The Debtors or the Reorganized Debtors as applicable, shall also be authorized to make any such filings contemplated by the foregoing sentence on behalf of the DIP Agent and/or the DIP Lenders, at the sole cost and expense of the Debtors or Reorganized Debtors, as applicable, and the DIP Agent and the DIP Lenders shall have no liabilities related thereto. Notwithstanding anything to the contrary in the Plan (including Article IX) or the Confirmation Order, the DIP Facility and the DIP Documents shall continue in full force and effect (other than, for the avoidance of doubt, any Liens or other security interests terminated pursuant to this paragraph) after the Effective Date with respect to any unsatisfied or contingent obligations thereunder, as applicable, including any provisions relating to the rights of the DIP Agent, the other DIP Lenders, the Fixed Rate Notes Trustee, and the Floating Rate Notes Trustee to expense reimbursement, indemnification, and other similar amounts (either from the Debtors (which rights shall be fully enforceable against the Debtors or Reorganized Debtors, as applicable) or the DIP Lenders), in each case, solely to the extent provided under the DIP Documents to the applicable party, and any provisions that may survive termination or maturity of the DIP Facility in accordance with the terms thereof.

C.	Restructuring Expenses

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases on the dates on which such amounts would be required to be paid under the DIP Credit Agreement, the DIP Orders, the Backstop Agreement, the Backstop Order, or the Restructuring Support Agreement) without the requirement to file a fee application with the Bankruptcy Court, without the need for time detail, and without any requirement for review or approval by the Bankruptcy Court or any other party. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date; provided that such estimates shall not be considered to be admissions or limitations with respect to such Restructuring Expenses. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay, when due, pre- and post-Effective Date Restructuring Expenses, whether incurred before, on, or after the Effective Date. Any Restructuring Expenses that constitute DIP Obligations are entitled to all rights and protections of other DIP Obligations.

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D.	Professional Fee Claims
1.	Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date, and no later than one (1) Business Day prior to the Effective Date, the Debtors shall establish the Professional Fee Escrow. On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall fund the Professional Fee Escrow with Cash equal to the Professional Fee Escrow Amount, which funds shall come from the Debtors’ general funds available as of the Effective Date. The Professional Fee Escrow shall be maintained in trust for the Professionals and for no other Entities until all Allowed Professional Fee Claims have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, Claims, or interests shall encumber the Professional Fee Escrow or Cash held on account of the Professional Fee Escrow in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors, subject to the release of Cash to the Reorganized Debtors from the Professional Fee Escrow in accordance with Article II.D.2; provided, however, that the Reorganized Debtors shall have a reversionary interest in the excess, if any, of the amount of the Professional Fee Escrow over the aggregate amount of Allowed Professional Fee Claims of the Professionals to be paid from the Professional Fee Escrow. When such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow shall promptly be paid to the Reorganized Debtors without any further action or Order of the Bankruptcy Court.

2.	Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than forty-five (45) calendar days after the Effective Date. After notice (and opportunity for objections) and a hearing, if necessary, in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court Orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows from the Professional Fee Escrow Account, after taking into account any prior payments to such Professionals, as soon as reasonably practicable following the date when such Professional Fee Claims are Allowed by entry of an Order of the Bankruptcy Court.

To the extent that funds held in the Professional Fee Escrow are unable to satisfy the amount of Allowed Professional Fee Claims owing to the Professionals, each Professional shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied by the Reorganized Debtors in the ordinary course of business in accordance with Article II.A and notwithstanding any obligation to File Proofs of Claim or requests for payment on or before the Administrative Claims Bar Date. After all Allowed Professional Fee Claims have been paid in full, the escrow agent shall promptly return any excess amounts held in the Professional Fee Escrow, if any, to the Reorganized Debtors, without any further action or Order of the Bankruptcy Court.

Notwithstanding anything to the contrary herein, the Professional Fee Claims of the Professionals to the Creditors’ Committee must be reasonable and documented and, with respect

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to FTI Consulting, Inc., as financial advisor to the Creditors’ Committee, must not exceed the amount set forth in the Approved Budget (as defined in the DIP Orders).

3.	Estimation of Fees and Expenses

To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall reasonably estimate their Professional Fee Claims through and including the Confirmation Date, and shall deliver such estimate to the Debtors and the Ad Hoc Group Advisors no later than two (2) days prior to the Effective Date; provided, however, that such estimate shall not be considered a representation with respect to the fees and expenses of such Professional, and Professionals are not bound to any extent by the estimates; provided further that the Required Consenting Noteholders shall have the right to File an objection with the Bankruptcy Court with respect to the amount of such estimate. If any of the Professionals fails to provide an estimate or does not provide a timely estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors to determine the Professional Fee Escrow Amount.

4.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in this Plan or the Confirmation Order, from and after the Confirmation Date, the Debtors or the Reorganized Debtors, as the case may be, shall, in the ordinary course of business and without any further notice to or action, Order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors, Reorganized Debtors, or the Creditors’ Committee’s Professionals. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code, or any Order of the Bankruptcy Court governing the retention or compensation of Professionals in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professionals in the ordinary course of business without any further notice to or action, Order, or approval of the Bankruptcy Court. For the avoidance of doubt, nothing in the foregoing or otherwise in the Plan shall modify or affect the Debtors’ obligations under the DIP Orders, including in respect of the Approved Budget (as defined in the DIP Orders), prior to the Effective Date.

E.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business by the Reorganized Debtors.

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ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification in General

Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below for all purposes, including voting, Confirmation, and distributions pursuant to this Plan and in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to this Plan, but only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

B.	Formation of Debtor Groups for Convenience Only

This Plan is a separate plan of reorganization for each Debtor. This Plan groups the Debtors together solely for the purpose of describing treatment under this Plan, Confirmation of this Plan, and making Plan distributions in respect of Claims against and Interests in the Debtors under this Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal entities. The Plan is not premised on, and does not provide for, the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan, or otherwise.

C.	Summary of Classification

The classification of Claims against and Interests in each Debtor (as applicable) pursuant to this Plan is as set forth below. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Article III.H.

The following chart summarizes the classification of Claims and Interests pursuant to the Plan:2

[2]	The information in the table is provided in summary form and is qualified in its entirety by Article III.D.

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Class	Claims and Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3A	Prepetition ABL Revolver Claims	Impaired	Entitled to Vote
3B	Prepetition ABL FILO Claims	Impaired	Entitled to Vote
4	Secured Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Impaired	Entitled to Vote
6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
7	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
8	Interests in PCHI	Impaired	Not Entitled to Vote (Deemed to Reject)

D.	Treatment of Claims and Interests

Subject to Article IV hereof, each Holder of an Allowed Claim or Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Interest, except to the extent less favorable treatment is agreed to by the Debtors or the Reorganized Debtors and the Holder of such Allowed Claim or Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Interest shall receive such treatment on the later of the Effective Date and the date such Holder’s Claim or Interest becomes an Allowed Claim or Interest or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Secured Claims
a.	Classification: Class 1 consists of all Other Secured Claims.
b.	Treatment: Each Holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or Reorganized Debtors, as applicable:
i.	payment in full in Cash of such Holder’s Allowed Other Secured Claim;
ii.	delivery of the collateral securing such Holder’s Allowed Other Secured Claim;
iii.	Reinstatement of such Holder’s Allowed Other Secured Claim; or

iv.	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

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c.	Voting: Class 1 is Unimpaired under this Plan. Each Holder of an Other Secured Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.
2.	Class 2 – Other Priority Claims
a.	Classification: Class 2 consists of all Other Priority Claims.
b.	Treatment: Each Holder of an Allowed Other Priority Claim shall receive payment in full in Cash of such Holder’s Allowed Other Priority Claim or such other treatment in a manner consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. Allowed Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.
c.	Voting: Class 2 is Unimpaired under this Plan. Each Holder of an Other Priority Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.
3.	Class 3 – Prepetition ABL Claims
a.	Class 3A – Prepetition ABL Revolver Claims
i.	Classification: Class 3A consists of all Prepetition ABL Revolver Claims.
ii.	Allowance: On the Effective Date, the Prepetition ABL Revolver Claims shall be Allowed in an aggregate amount of not less than $407,282,561, representing the aggregate principal amount outstanding under the revolving credit facility under the Prepetition ABL Credit Agreement, plus any accrued and unpaid interest, and all accrued and unpaid fees and other expenses payable under the revolving credit facility under Prepetition ABL Credit Agreement.
iii.	Treatment: Each Holder of an Allowed Prepetition ABL Revolver Claim shall receive its Pro Rata share of the Takeback ABL Loans; provided that, if (A) any such Holder votes to accept the Plan and elects to participate in its Pro Rata share of the ABL Exit Facility and (B) the ABL Exit Facility Trigger occurs, (1) such Holder’s Allowed Prepetition ABL Revolver Claims shall be deemed repaid and refinanced in full by such Holder’s extension and receipt of its Pro Rata share of ABL Revolving Credit Loans and (2) such Holder shall assume a commitment with respect to the ABL Exit Facility equal to its (or its predecessor in interest’s) commitment under the Prepetition ABL Facility immediately prior to the Petition Date.
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iv.	Voting: Class 3A is Impaired under this Plan. Each Holder of a Prepetition ABL Revolver Claim will be entitled to vote to accept or reject this Plan.
b.	Class 3B – Prepetition ABL FILO Claims
i.	Classification: Class 3B consists of all Prepetition ABL FILO Claims.
ii.	Allowance: On the Effective Date, the Prepetition ABL FILO Claims shall be Allowed in an aggregate amount of not less than $17,110,500, representing the aggregate principal amount outstanding under the first-in, last-out facility under the Prepetition ABL Credit Agreement, plus any accrued and unpaid interest, and all accrued and unpaid fees and other expenses payable under the first-in, last-out facility under the Prepetition ABL Credit Agreement.
iii.	Treatment: Each Holder of an Allowed Prepetition ABL FILO Claim shall receive its Pro Rata share of the Takeback FILO Loans; provided that, if (A) any such Holder votes to accept the Plan and elects to participate in its Pro Rata share of the ABL Exit Facility and (B) the ABL Exit Facility Trigger occurs, such Holder’s Allowed Prepetition ABL FILO Claims shall be deemed repaid and refinanced in full by such Holder’s extension and receipt of its Pro Rata share of ABL FILO Loans.

iv.	Voting: Class 3B is Impaired under this Plan. Each Holder of a Prepetition ABL FILO Claim will be entitled to vote to accept or reject this Plan.

4.	Class 4 – Secured Notes Claims
a.	Classification: Class 4 consists of all Allowed Secured Notes Claims.
b.	Allowance: On the Effective Date, the Secured Notes Claims shall be Allowed in an aggregate amount of not less than $911,700,000, representing the aggregate principal amount outstanding under the Secured Notes Indentures, plus any accrued and unpaid interest, and all accrued and unpaid fees and other expenses payable under the Secured Notes Indentures.

c.	Treatment: Each Holder of an Allowed Secured Notes Claim shall receive (i) its Pro Rata share of the New Common Stock issued on the Effective Date on account of the Allowed Secured Notes Claims, representing 100% of the New Common Stock outstanding on the Effective Date, subject to dilution by the New Common Stock issued as DIP Reorganized Securities, the New Common Stock issued in connection with the Rights Offering (including in partial satisfaction of the Backstop Commitment Premium),
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and the MIP Equity Pool and (ii) subscription rights to purchase up to its Pro Rata share of the securities comprising the Investment Package for an aggregate purchase price of $75.0 million offered in the Rights Offering in accordance with the Rights Offering Procedures.

Pursuant to the Creditors’ Committee Settlement, Holders of Allowed Secured Notes Claims shall not receive any recovery on account of any deficiency claims from the GUC Trust or the GUC Recovery Pool.

d.	Voting: Class 4 is Impaired under this Plan. Each Holder of a Secured Notes Claim will be entitled to vote to accept or reject this Plan.
5.	Class 5 – General Unsecured Claims
a.	Classification: Class 5 consists of all General Unsecured Claims.
b.	Treatment: Each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the GUC Recovery Pool.
c.	Voting: Class 5 is Impaired under this Plan. Each Holder of a General Unsecured Claim will be entitled to vote to accept or reject this Plan.
6.	Class 6 – Intercompany Claims
a.	Classification: Class 6 consists of all Intercompany Claims.
b.	Treatment: On the Effective Date, at the Debtors’ election, each Holder of an Intercompany Claims shall have its Intercompany Claim Reinstated, or cancelled, released, and extinguished without any distribution.
c.	Voting: Class 6 is either deemed Unimpaired under this Plan, and each such Holder of an Intercompany Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or is Impaired, and each such Holder of an Intercompany Claim is deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.
7.	Class 7 – Intercompany Interests
a.	Classification: Class 7 consists of all Intercompany Interests.
b.	Treatment: On the Effective Date, at the Debtors’ election, each Holder of an Intercompany Interest shall have its Intercompany Interest Reinstated, or cancelled, released, and extinguished without any distribution.
c.	Voting: Class 7 is either deemed Unimpaired under this Plan, and each such Holder of an Intercompany Interest will be conclusively presumed to have
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accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or is Impaired, and each such Holder of an Intercompany Interest is deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.

8.	Class 8 – Interests in PCHI
a.	Classification: Class 8 consists of all Interests in PCHI.
b.	Treatment: On the Effective Date, each Holder of an Interest in PCHI shall have its Interest in PCHI cancelled, released, and extinguished without any distribution.
c.	Voting: Class 8 is Impaired under the Plan. Each Holder of an Interest in PCHI is deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.
E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify this Plan in accordance with Article X to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

F.	No Substantive Consolidation

Although this Plan is presented as a joint plan of reorganization for administrative purposes, this Plan does not provide for the substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for any reason. Except as expressly provided herein, nothing in this Plan, the Confirmation Order, the Disclosure Statement, or the Disclosure Statement Supplement shall constitute or be deemed to constitute a representation that any one or all of the Debtors is subject to or liable for any Claims or Interests against or in any other Debtor. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed the amount of the Allowed Claim.

On the Effective Date, and solely for administrative purposes to facilitate distributions: (1) all General Unsecured Claims against each of the Debtors shall be deemed merged or treated as liabilities of the GUC Trust to the extent Allowed; (2) all General Unsecured Claim guaranties by a Debtor of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any General Unsecured Claim against any Debtor and any guarantee thereof executed by any Debtor and any joint or several General Unsecured Claim against any of the Debtors shall be

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deemed to be one obligation of the GUC Trust; (3) each and every General Unsecured Claim filed in any of the Chapter 11 Cases shall be treated as filed against the consolidated Debtors and shall be treated as one General Unsecured Claim against and obligation of the GUC Trust. For the avoidance of doubt, for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as separate entities so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may not be set off against the liabilities of any of the other Debtors. Such administrative consolidation is solely for the purpose of facilitating distributions to holders of General Unsecured Claims under this Plan and shall not affect the legal and corporate structures of the Reorganized Debtors. Moreover, such administrative consolidation shall not affect any subordination provisions set forth in any agreement relating to any General Unsecured Claim or the ability of the GUC Trustee to seek to have any General Unsecured Claim subordinated in accordance with any contractual rights or equitable principles.

G.	Special Provision Governing Unimpaired Claims or Interests

Except as otherwise set forth in this Plan or the Confirmation Order, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claims or Interests, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims or Interests.

H.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the commencement of the Confirmation Hearing shall be considered vacant and deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

I.	Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted this Plan if, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code or any insider under section 101(31) of the Bankruptcy Code, (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan, and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan.

J.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject this Plan, the Holders of such Claims in such Class shall be deemed to have accepted the Plan.

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K.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired or is properly classified under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

L.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the Holders of New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, any Interest in Non-Debtor Affiliates owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor unless provided otherwise by any Order of the Bankruptcy Court or the Restructuring Transactions Memorandum.

M.	Relative Rights and Priorities

Unless otherwise expressly provided in this Plan or the Confirmation Order, the allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of such Claims or Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise, and any other rights impacting relative lien priority and/or priority in right of payment, and any such rights shall be released pursuant to the Plan. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right, with the consent of the Required Consenting Noteholders, to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THIS PLAN

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement, shall have the right and authority without further Order of the Bankruptcy Court to raise additional capital and obtain additional financing, subject to the New Organizational Documents, as the boards of directors of the applicable Reorganized Debtors deem appropriate.

A.	Sources of Consideration for Plan Distributions

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under the Plan (including the funding of the GUC Trust) with: (1) Cash on hand, including Cash from operations and the proceeds from the DIP Facility, the Rights Offering, and the ABL Exit Facility (if any); (2) the New Common Stock; (3) the New Second Lien Notes; and (4) the Takeback Debt (if any).

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a.	Issuance and Distribution of New Common Stock

On the Effective Date, all Interests in PCHI shall be cancelled and Reorganized PCHI shall issue or cause to be issued the New Common Stock (including the New Common Stock issued on account of the Allowed Secured Notes Claims, issued as DIP Reorganized Securities, issued pursuant to the Rights Offering (including the Unsubscribed Shares issued pursuant to the Backstop Agreement), issued in partial satisfaction of the Backstop Commitment Premium, and, to the extent applicable, issuable under the MIP Equity Pool) in accordance with the terms of this Plan and the Confirmation Order. All of the New Common Stock issuable under this Plan and the Confirmation Order, when so issued, shall be duly authorized, validly issued, fully paid, and nonassessable. Each distribution and issuance referred to in Article IV hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the New Organizational Documents or, as applicable, pursuant to the Rights Offering Documents, and other instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms, and each such Entity will be bound thereby in all respects. For the avoidance of doubt, all Holders of Allowed Claims entitled to distribution of New Common Stock hereunder or, as applicable, pursuant to the Rights Offering (including in connection with the Backstop Agreement) or DIP Non-Cash Takeout Option, shall be deemed to be a party to, and bound by, the New Shareholders’ Agreement, if any, regardless of whether such Holder has executed a signature page thereto.

b.                  Rights Offering

Pursuant to the Rights Offering Procedures, on the Effective Date, Reorganized PCHI will offer and sell New Second Lien Notes and New Common Stock comprising the Investment Package for an aggregate purchase price of $75.0 million, at a purchase price of $1.00 per (1) $1.00 of New Second Lien Notes and (2) an amount of Subscription Shares equal to the Investment Package Share Number for a given original principal amount of New Second Lien Notes issued on the Effective Date in connection with the exercise of the subscription rights to participate in the Rights Offering.

The Debtors or Reorganized Debtors, as applicable, shall distribute to Holders of Allowed Secured Notes Claims subscription rights to participate in the Rights Offering up to a maximum amount of each such Holder’s Pro Rata share of the Aggregate Rights Offering Amount, as set forth in this Plan, the Backstop Agreement, and the Rights Offering Procedures. The Rights Offering will be backstopped, severally and not jointly, by the Commitment Parties pursuant to the Backstop Agreement. The Reorganized Debtors will pay the Backstop Commitment Premium to the Commitment Parties on the Effective Date in accordance with the terms and conditions set forth in the Backstop Agreement, the Backstop Order, and the Plan.

Subscription rights that a Holder of an Allowed Secured Notes Claim has validly elected to exercise shall be deemed issued and exercised on or about the Effective Date (but in no event after). Upon exercise of the subscription rights pursuant to the terms of the Backstop Agreement

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and the Rights Offering Procedures, Reorganized PCHI shall be authorized to issue the applicable principal amount of New Second Lien Notes and the number of shares of New Common Stock issuable pursuant to such exercise. Pursuant to the Backstop Agreement and Backstop Order (in each case, once approved), if after following the procedures set forth in the Rights Offering Procedures, there remain any unexercised subscription rights, the Commitment Parties shall purchase, severally and not jointly, their applicable portion of the aggregate principal amount of New Second Lien Notes and the number of shares of New Common Stock associated with such unexercised subscription rights in accordance with the terms and conditions set forth in the Backstop Agreement and the Rights Offering Procedures.

The shares of New Common Stock issued in connection with the exercise of the subscription rights, issued in partial satisfaction of the Backstop Commitment Premium, and comprising DIP Reorganized Securities (if any) and the subscription rights to participate in the Rights Offering will be issued in reliance upon Section 1145 of the Bankruptcy Code to the extent permitted under applicable law.

All New Second Lien Notes issued on the Effective Date, including those issued in connection with the exercise of the subscription rights, issued in partial satisfaction of the Backstop Commitment Premium, and comprising DIP Reorganized Securities (if any), as well as the aggregate principal amount of New Second Lien Notes and the number of shares of New Common Stock that are not subscribed for by Holders of subscription rights in the Rights Offering and that are purchased by the Commitment Parties in accordance with their backstop obligations under the Backstop Agreement (the “Unsubscribed Securities”), will be issued in a private placement exempt from registration under Section 5 of the Securities Act pursuant to Section 4(a)(2) and/or Regulation D thereunder and will constitute “restricted securities” for purposes of the Securities Act. In the Backstop Agreement and DIP Documents, the Commitment Parties and DIP Backstop Lenders (to the extent exercising the DIP Non-Cash Takeout Option), as applicable, will be required to make representations and warranties as to their sophistication and suitability to participate in the private placement.

Entry of the Backstop Order and the Confirmation Order shall constitute Bankruptcy Court approval of the Rights Offering (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by the Debtors and Reorganized Debtors in connection therewith). On the Effective Date, as provided in the Restructuring Transactions Memorandum, the rights and obligations of the Debtors under the Backstop Agreement shall vest in the Reorganized Debtors, as applicable.

Assuming that each relevant DIP Backstop Lender exercises the DIP Non-Cash Takeout Option in full, the New Second Lien Notes and New Common Stock offered pursuant to the Rights Offering (for the avoidance of doubt, not including any New Second Lien Notes and shares of New Common Stock issued in satisfaction of the Backstop Commitment Premium or the DIP Non-Cash Takeout Option) and outstanding as of the Effective Date will represent approximately (1) 32.27% of the New Second Lien Notes and (2) 27.18% of the New Common Stock, on a fully diluted basis (prior to any dilution on account of the issuance of any New Common Stock constituting the MIP Equity Pool), respectively.

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Assuming that each relevant DIP Backstop Lender exercises the DIP Non-Cash Takeout Option in full, the New Second Lien Notes and New Common Stock issued as DIP Reorganized Securities pursuant to the DIP Non-Cash Takeout Option (for the avoidance of doubt, not including any New Second Lien Notes and shares of New Common Stock issued in connection with the exercise of the subscription rights pursuant to the Rights Offering, including Unsubscribed Securities, or in satisfaction of the Backstop Commitment Premium) and outstanding as of the Effective Date will represent approximately (1) 64.50% of the New Second Lien Notes and (2) 69.83% of the New Common Stock, on a fully diluted basis (prior to any dilution on account of the issuance of any New Common Stock constituting the MIP Equity Pool), respectively.

On the Effective Date (or earlier in the case of termination of the Backstop Agreement), the Backstop Commitment Premium shall be distributed or paid to the Commitment Parties under and to the extent set forth in the Backstop Agreement and the Backstop Order. Assuming that each relevant DIP Backstop Lender exercises the DIP Non-Cash Takeout Option in full, the New Second Lien Notes and the New Common Stock issued in satisfaction of the Backstop Commitment Premium and outstanding as of the Effective Date will represent approximately (a) 3.23% of the New Second Lien Notes and (b) 2.72% of the New Common Stock, on a fully diluted basis (prior to any dilution on account of the issuance of any New Common Stock constituting the MIP Equity Pool), respectively.

Each Holder of subscription rights that receives New Common Stock as a result of exercising the relevant subscription rights shall be subject to the provisions applicable to Holders of New Common Stock as set forth in Article IV.A. The Cash proceeds of the Rights Offering shall be used by the Debtors or Reorganized Debtors, as applicable, to (a) make distributions pursuant to the Plan, (b) fund working capital, and (c) fund general corporate purposes.

c.	ABL Exit Facility; Takeback Debt; New Second Lien Notes

On the Effective Date, the Reorganized Debtors shall enter into the applicable ABL Exit Facility Documents (if any), the Takeback Debt Documents (if any), and the New Second Lien Notes Documents. Confirmation of the Plan shall be deemed approval of the ABL Exit Facility (if any), the ABL Exit Facility Documents (if any), the Takeback Debt (if any), the Takeback Debt Documents (if any), the New Second Lien Notes, the New Second Lien Notes Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, and authorization of the Reorganized Debtors to enter into, execute, and deliver the ABL Exit Facility Documents (if any), the Takeback Debt Documents (if any), the New Second Lien Notes Documents, and such other documents as may be required to effectuate the treatment afforded by the ABL Exit Facility, the Takeback Debt, or the New Second Lien Notes, as applicable. On the Effective Date, all of the Liens and security interests to be granted by the Reorganized Debtors in accordance with the ABL Exit Facility Documents (if any), the Takeback Debt Documents (if any), and the New Second Lien Notes Documents (i) shall be deemed to be granted, (ii) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the applicable ABL Exit Facility Documents, Takeback Debt Documents, and the New Second Lien Notes Documents (including the relevant rights and priorities of the secured parties thereunder), (iii) shall be deemed perfected on the Effective Date without the need for the taking of any further filing, recordation, approval, consent, or other action, and (iv) shall not be

40

enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals, consents, and take any other actions necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and the Reorganized Debtors shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. The collateral securing the ABL Exit Facility (if any), the Takeback Debt (if any), and the New Second Lien Notes shall not include any lease of real property; provided that such collateral may include the proceeds of any sale or other disposition of any such lease; provided further that the Debtors shall not grant liens to any Person in respect of any lease of real property at any time that the ABL Exit Facility remains outstanding.

d.                  Cash on Hand

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand, if any, to fund distributions to certain Holders of Claims.

B.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan and the Confirmation Order, upon the Effective Date, the provisions of this Plan and the Confirmation Order (including the terms of the Creditors’ Committee Settlement) shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies relating to the contractual, legal, and subordination rights of Holders with respect to such Allowed Claims and Interests or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is in the best interests of the Debtors, their Estates, and Holders of Claims or Interests, and is fair, equitable, and within the range of reasonableness. Subject to Article VII, all distributions made to Holders of Allowed Claims or Interests in any Class are intended to be and shall be final. The compromises and settlements described herein shall be non-severable from each other and from all other terms of this Plan. In accordance with the provisions of the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

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C.	Restructuring Transactions

On or after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall be authorized to enter into any transactions and take other actions consistent with the Plan and the Confirmation Order as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to, effectuate the Restructuring Transactions. The applicable Debtors or the Reorganized Debtors will take any actions as may be necessary or advisable to effect a corporate restructuring of the overall corporate structure of the Debtors, in the Restructuring Transactions Memorandum, or in the Definitive Documents, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions.

The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, amalgamation, arrangement, continuance, restructuring, conversion, disposition, dissolution, transfer, liquidation, spinoff, sale, or purchase containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (3) the filing of the New Organizational Documents and any appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (4) the issuance of the New Common Stock (including the MIP Equity Pool, any New Common Stock issued as DIP Reorganized Securities, any New Common Stock issued pursuant to the Rights Offering (including Unsubscribed Securities pursuant to the Backstop Agreement), and any New Common Stock issued in partial satisfaction of the Backstop Commitment Premium); (5) the execution and delivery of the New Organizational Documents and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (6) the execution and/or delivery, as applicable, of the Rights Offering Documents, the New Second Lien Notes Documents, the ABL Exit Facility Documents, and the Takeback Debt Documents; (7) the settlement, reconciliation, repayment, cancellation, discharge, and/or release, as applicable, of Intercompany Claims consistent with the Plan; and (8) all other actions that the Debtors or the Reorganized Debtors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary to effect any transaction described in, contemplated by, or necessary to effectuate the Plan.

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D.	Reorganized Debtors

The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. Cash payments to be made pursuant to the Plan will be made by the Debtors or Reorganized Debtors. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or Reorganized Debtors, as applicable, to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in a manner to be determined by the Debtors, with the consent of the Required Consenting Noteholders (not to be unreasonably withheld, conditioned, or delayed, and provided that the Required Consenting Noteholders shall be deemed to have provided consent following notice of any such determination and a five (5) day opportunity to object if no objection is raised within such time) and will not violate the terms of the Plan.

E.	Corporate Existence

Except as otherwise provided in this Plan or the Confirmation Order, any agreement, instrument, or other document incorporated in this Plan, the Confirmation Order, or the Plan Supplement, or as a result of the Restructuring Transactions, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a Reorganized Debtor and as a separate corporation, limited liability company, or other form of Entity under governing law with all the powers of such corporation, limited liability company, or other form of Entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by this Plan, the Confirmation Order, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to this Plan or the Confirmation Order, and require no further action or approval (other than any requisite filings required under applicable state, provincial, federal, or foreign law). For the avoidance of doubt, nothing in this Article IV.E prevents, precludes, or otherwise impairs the Reorganized Debtors, or any one of them, from amending or modifying their respective certificate of incorporation and bylaws (or other formation documents), merging, amalgamating, or otherwise restructuring their legal Entity form, without supervision or approval by the Bankruptcy Court and in accordance with applicable non-bankruptcy law after the Effective Date.

F.	Exemption from Registration

No registration statement will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of Securities under the Plan.

1.	Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock (other than any Unsubscribed Securities), the GUC Trust Interests, and the subscription rights to participate in the Rights Offering (a) shall be exempt from, among other

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things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, (b)(i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (w) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (x) has not been such an “affiliate” within ninety (90) calendar days of such transfer, (y) has not acquired the New Common Stock or the subscription rights to participate in the Rights Offering from an “affiliate” of the Reorganized Debtors within one year of such transfer, and (z) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code, and (c) will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments, and (iii) the restrictions in the New Organizational Documents.

2.	Section 4(a)(2) of the Securities Act

The offer (to the extent applicable), issuance, and distribution of the New Second Lien Notes and any Unsubscribed Securities shall be exempt (including with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder. Therefore, the New Second Lien Notes and the Unsubscribed Securities will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration or an applicable exemption from registration under the Securities Act and other applicable law. In that regard, each of the Commitment Parties has made customary representations to the Debtors, including that each is an “accredited investor” (within the meaning of Rule 501(a) of the Securities Act) or a qualified institutional buyer (as defined under Rule 144A promulgated under the Securities Act).

3.	DTC

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock or the New Second Lien Notes through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock or the New Second Lien Notes under applicable securities laws.

DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock or the New Second Lien Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock

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or the New Second Lien Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.

G.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in this Plan or the Confirmation Order, any agreement, instrument, or other document incorporated in this Plan, the Confirmation Order, or the Plan Supplement, or pursuant to any other Final Order of the Bankruptcy Court, on the Effective Date, all property (including all interests, rights, and privileges related thereto) in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan or the Confirmation Order, including Interests held by the Debtors in any Non-Debtor Affiliates, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, rights, or other encumbrances subject to and in accordance with the Plan. On and after the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

H.	Cancellation of Existing Securities and Agreements

Except for the purpose of evidencing a right to a distribution under this Plan or as otherwise provided in this Plan, the Confirmation Order or any agreement, instrument, or other document incorporated in this Plan, the Confirmation Order, or the Plan Supplement, on the Effective Date, (1) any certificate, security, share, note, bond, credit agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing, relating to, or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Interest or to any rights or obligations relating to any Claims against or Interests in the Debtors (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan) and any rights of any Holder in respect thereof shall be cancelled without any need for a Holder to take further action with respect thereto, and the duties and obligations of all parties thereto, including the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates, thereunder or in any way related thereto shall be deemed satisfied in full, canceled, released, discharged, and of no force or effect; and (2) the obligations of the Debtors or the Reorganized Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, that notwithstanding the occurrence of the Confirmation Date or the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect for purposes of: (a) enabling Holders of Allowed Claims and Allowed Interests to receive distributions under the Plan as provided herein;

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(b) allowing the Distribution Agent to make distributions under the Plan as provided herein; (c) preserving any rights of the Unsecured Notes Trustee, the Fixed Rate Notes Trustee, and the Floating Rate Notes Trustee to payment of fees and expenses as against any money or property distributable to Holders under the relevant indenture, including any rights to priority of payment and/or to exercise the Unsecured Notes Trustee Charging Lien, the Fixed Rate Notes Trustee Charging Lien, or the Floating Rate Notes Trustee Charging Lien, respectively; (d) allowing the Unsecured Notes Trustee, the Fixed Rate Notes Trustee, and the Floating Rate Notes Trustee to maintain any right of indemnification, contribution, subrogation or any other claim or entitlement it may have under the Unsecured Notes Indentures, the Fixed Rate Notes Indenture, or the Floating Rate Notes Indenture, as applicable; (e) permitting the Unsecured Notes Trustee, the Fixed Rate Notes Trustee, and the Floating Rate Notes Trustee to appear before the Bankruptcy Court after the Effective Date; and (f) permitting the Unsecured Notes Trustee, the Fixed Rate Notes Trustee, and the Floating Rate Notes Trustee to perform any functions that are necessary to effectuate the foregoing.

On and after the Effective Date, all duties and responsibilities of the Unsecured Notes Trustee under the Unsecured Notes Indentures, as applicable, shall be discharged unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the GUC Trust Agreement, as applicable.

On the Effective Date, each holder of a certificate or instrument evidencing a Claim that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument in accordance with the applicable indenture or agreement that governs the rights of such holder of such Claim. Such surrendered certificate or instrument shall be deemed canceled as set forth in, and subject to the exceptions set forth in, this Article IV.H.

I.	Corporate Action

On the Effective Date, all actions contemplated by this Plan or the Confirmation Order, regardless of whether taken before, on, or after the Effective Date, shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable: (1) the implementation of the Restructuring Transactions; (2) the adoption of the New Organizational Documents and any other new corporate governance documents; (3) the selection of the directors and officers for the Reorganized Debtors; (4) the execution and delivery of the applicable Definitive Documents and any related instruments, agreements, guarantees, filings, or other related documents; (5) the issuance of the New Second Lien Notes; (6) the issuance of the New Common Stock; (7) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (8) the execution of the GUC Trust Agreement; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date).

On the Effective Date, all matters provided for in this Plan or the Confirmation Order involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company, or related action required by the Debtors or the Reorganized Debtors in connection with this Plan or the Confirmation Order, shall be deemed to have occurred in accordance with the Plan and shall be in effect, without any requirement of further action by the security interest Holders, members, directors, or officers of the Debtors or the Reorganized

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Debtors, as applicable. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law.

J.	New Organizational Documents

On the Effective Date, the New Organizational Documents shall be adopted automatically by the applicable Reorganized Debtors. On or promptly after the Effective Date, the Reorganized Debtors may file their respective New Organizational Documents and other applicable agreements with the applicable Secretaries of State or other applicable authorities in their respective states, provinces, or countries of incorporation or formation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation or formation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, to the extent applicable to these Chapter 11 Cases, the New Organizational Documents of the Reorganized Debtors will prohibit the issuance of non-voting equity securities.

After the Effective Date, each Reorganized Debtor may amend and restate its limited liability company agreement, certificate of incorporation, limited partnership agreement, and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Organizational Documents, as applicable.

K.	Directors, Managers, and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the boards of directors or managers, as applicable, of each Debtor shall expire, and the initial boards of directors or managers, including the New Board and the New Subsidiary Boards, and the officers of each of the Reorganized Debtors, as applicable, shall be appointed in accordance with the respective New Organizational Documents. The members of the New Board immediately following the Effective Date shall be determined and selected by the Required Consenting Noteholders; provided that the Reorganized PCHI’s chief executive officer shall be a member of the New Board. The identities of the members of the New Board shall be set forth in the Plan Supplement to the extent known at the time of filing.

Except as otherwise provided in the Plan, the Confirmation Order, the Plan Supplement, or the New Organizational Documents, the officers of the Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of the Reorganized Debtors on the Effective Date.

L.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the New Organizational Documents, and the Securities issued pursuant to the Plan, including the New Common Stock and the New Second Lien Notes, and any and all other agreements, documents, securities, filings, and instruments relating to the foregoing in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for

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those expressly required pursuant to the Plan. The authorizations and approvals contemplated by this Article IV shall be effective notwithstanding any requirements under non-bankruptcy law.

M.	Section 1146 Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property pursuant to the Plan or the Confirmation Order (including under any of the Definitive Documents and related documents) shall not be subject to any stamp tax, document recording tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation, modification, consolidation, or recording of any mortgage, deed of trust, Lien, or other security interest, or the securing of additional indebtedness by such or other means, (2) the making or assignment of any lease or sublease, (3) any Restructuring Transaction authorized by the Plan, and (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (c) deeds; (d) bills of sale; (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan; or (f) the other Definitive Documents.

N.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than (i) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date, and (ii) preference actions, which are waived pursuant to Article IV.S.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the GUC Trust, through its authorized agents or representatives, shall retain and may enforce all rights to commence and pursue, as appropriate, the GUC Causes of Action, and the GUC Trust’s right to commence, prosecute, or settle the GUC Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors, in their respective discretion. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure

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Statement, or the Disclosure Statement Supplement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors or, solely with respect to the GUC Causes of Action, the GUC Trust, except as otherwise expressly provided in the Plan, including Article VIII hereof. The applicable Reorganized Debtors or, solely with respect to the GUC Causes of Action, the GUC Trust, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors or, solely with respect to the GUC Causes of Action, the GUC Trust, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, Order, or approval of the Bankruptcy Court.

O.	Management Incentive Plan

The participants in the Management Incentive Plan, the allocations and form of the options and other equity-based compensation to such participants (including the amount of the allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights, and transferability) shall be determined by the New Board. The MIP Equity Pool will dilute all other New Common Stock.

P.	Employment and Retiree Benefits

Unless otherwise provided in this Plan or the Confirmation Order (including as modified by the Management Incentive Plan), specifically rejected pursuant to a separate order of the Bankruptcy Court, specifically designated as a contract or lease to be rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases, or the subject of a separate rejection motion filed by the Debtors, and subject to Article V hereof, all written employment, severance, retirement, indemnification, other similar employee-related agreements or arrangements, retirement income plans, welfare benefit plans, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees, in each case, in place as of the Effective Date with the Debtors, shall

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be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans; and the Restructuring Transactions shall not constitute a change of control of any Debtor for any purpose under such agreements.

Notwithstanding the foregoing, and unless otherwise provided in the Plan Supplement, all plans or programs calling for stock grants, stock issuances, stock reserves, or stock options shall be deemed rejected with regard to such issuances, grants, reserves, and options. For the avoidance of doubt, no provision in any agreement, plan, or arrangement to be assumed pursuant to the foregoing paragraph relating to the award of equity or equity-like compensation shall be binding on, or honored by, the Reorganized Debtors. Nothing in this Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Q.	Dissolution of Certain Debtors

On or after the Effective Date, certain of the Debtors may be dissolved without further action under applicable law, regulation, Order, or rule, including any action by the stockholders, members, the board of directors, or similar governing body of the Debtors or the Reorganized Debtors; provided that, subject in all respects to the terms of the Plan, the Reorganized Debtors shall have the power and authority to take any action necessary to wind down and dissolve the foregoing Debtors, and may, to the extent applicable: (1) file a certificate of dissolution for such Debtors, together with all other necessary corporate and company documents, to effect such Debtors’ dissolution under the applicable laws of their states of formation; (2) complete and file all final or otherwise required federal, state, and local tax returns and pay taxes required to be paid for such Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any such Debtors or their Estates, as determined under applicable tax laws; and (3) represent the interests of the Debtors or their Estates before any taxing authority in all tax matters, including any action, proceeding or audit.

R.	Private Company

To the extent practicable, as determined in good faith by the Debtors and the Required Consenting Noteholders, the Reorganized Debtors shall: (a) emerge from these Chapter 11 Cases as non-publicly reporting companies on the Effective Date and not be subject to SEC reporting requirements under Sections 12 or 15 of the Exchange Act or otherwise; (b) not be voluntarily subjected to any reporting requirements promulgated by the SEC except, in each case, as otherwise may be required pursuant to the New Organizational Documents or applicable law; (c) not be required to list the New Common Stock on a U.S. stock exchange; (d) timely file or otherwise provide all required filings and documentation to allow for the termination and/or suspension of registration with respect to SEC reporting requirements under the Exchange Act prior to the Effective Date; and (e) make good faith efforts to ensure DTC eligibility of the shares of New Common Stock issued in connection with the Plan (other than any such shares required by the terms of any agreement to be held on the books of an agent and not in DTC).

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S.	Release of Preference Actions

Notwithstanding anything to the contrary in the Plan, on the Effective Date, the Debtors, on behalf of themselves and their Estates, shall release any and all preference actions under section 547 of the Bankruptcy Code and any common law or state law analogs, whether offensively or defensively (including setoff).

ARTICLE V.
GUC TRUST

A.	Establishment of the GUC Trust

On or prior to the Effective Date, the GUC Trust shall be established, the Debtors and the GUC Trustee shall execute the GUC Trust Agreement, and the Debtors or the Reorganized Debtors, as applicable, shall transfer the GUC Trust Assets to the GUC Trust, in each case, in accordance with the terms of the GUC Trust Agreement and the Plan. On the Effective Date, all GUC Trust Assets shall vest in the GUC Trust, free and clear of all Liens, Claims, charges, rights, or other encumbrances subject to and in accordance with the Plan.

The GUC Trust shall be established to liquidate the GUC Trust Assets and make distributions in accordance with the Plan, Confirmation Order, and GUC Trust Agreement, and in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the GUC Trust. The GUC Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, and thus, as a “grantor trust” within the meaning of Sections 671 through 679 of the Tax Code. Accordingly, Holders of General Unsecured Claims shall be treated for U.S. federal income tax purposes (1) as direct recipients of undivided interests in the GUC Trust Assets (other than to the extent the GUC Trust Assets are allocable to Disputed Claims) and as having immediately contributed such assets to the GUC Trust, and (2) thereafter, as grantors and deemed owners of the GUC Trust and thus, the direct owners of an undivided interest in the GUC Trust Assets (other than such GUC Trust Assets that are allocable to Disputed Claims).

In accordance with the terms of the GUC Trust Agreement, (1) any sale by the GUC Trust of any of the Interchange Litigation Claims shall be either (a) pursuant to a reasonable auction or (b) on terms that are commercially reasonable; and (2) any settlement by the GUC Trust of any of the Interchange Litigation Claims shall be on terms reasonably acceptable to the Reorganized Debtors.

B.	The GUC Trustee and the GUC Trust Agreement

The GUC Trust will be administered by the GUC Trustee. The GUC Trustee shall be selected by the Creditors’ Committee and identified in a notice to be filed along with the final form of GUC Trust Agreement in the Plan Supplement. The GUC Trust, acting by and through the GUC Trustee, shall be the exclusive administrator of the assets of the GUC Trust for purposes of 31 U.S.C. § 3713(b) and section 6012(b)(4), as well as a party in interest under section § 1109(b)

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of the Bankruptcy Code and representative of the Estates under section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the GUC Trustee’s duties under the GUC Trust Agreement with respect to General Unsecured Claims.

The GUC Trust shall be governed by the GUC Trust Agreement and administered by the GUC Trustee. The powers, rights, and responsibilities of the GUC Trustee shall be specified in the GUC Trust Agreement and shall include the authority and responsibility to take the actions set forth in this section. The GUC Trustee shall hold and distribute the GUC Trust Assets in accordance with the provisions of the Plan and the GUC Trust Agreement. After the Effective Date, the Debtors and the Reorganized Debtors shall have no interest in the GUC Trust Assets except as set forth in the Plan, the Confirmation Order, or the GUC Trust Agreement.

The GUC Trust Agreement will be filed with the Plan Supplement and will provide for, among other things: (1) the transfer of the GUC Trust Assets to the GUC Trust; (2) the payment of certain GUC Trust Expenses of the GUC Trust from the GUC Trust Assets; (3) the payment of any Reorganized Debtors’ Interchange Litigation Claims Allocation in accordance with Article V.G; (4) distributions to holders of Allowed General Unsecured Claims, as provided herein and in the GUC Trust Agreement; (5) certain cooperation obligations of the Debtors or Reorganized Debtors, as applicable; (6) the identity of the GUC Trustee; (7) the terms of the GUC Trustee’s engagement; (8) the identity of any parties who will supervise the fees of the GUC Trustee; (9) whether the GUC Trustee shall be bonded; and (10) reasonable and customary provisions that allow for limitation of liability and indemnification of the GUC Trustee and its professionals by the GUC Trust. Any such indemnification shall be the sole responsibility of the GUC Trust and payable solely from the GUC Trust Assets. The GUC Trustee shall be responsible for all decisions and duties with respect to the GUC Trust and the GUC Trust Assets, except as otherwise provided in the Plan, the Confirmation Order, or the GUC Trust Agreement.

C.	GUC Trust Expenses

The GUC Trust Expenses shall be paid from the GUC Trust Assets in accordance with the Plan and GUC Trust Agreement. The GUC Trustee, on behalf of the GUC Trust, may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the reasonable expenses of these professionals without further order of the Bankruptcy Court from the GUC Trust Assets in accordance with the Plan and the GUC Trust Agreement.

D.	GUC Trust Interests

Any and all GUC Trust Interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of Law. In addition, any and all GUC Trust Interests will not be registered pursuant to the Securities Act or any applicable state or local securities law pursuant to section 1145 of the Bankruptcy Code, and will be exempt from the Investment Company Act of 1940, as amended, pursuant to sections 7(a) and 7(b) of that Act and section 1145 of the Bankruptcy Code.

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E.	Dissolution of the GUC Trust

The GUC Trustee and the GUC Trust shall be discharged or dissolved, as the case may be, at such time as (1) the GUC Trustee determines, with the consent of the Reorganized Debtors (not to be unreasonably withheld), that the pursuit of additional Interchange Litigation Claims is not likely to yield sufficient additional proceeds to justify further pursuit of such claims and (2) all distributions required to be made by the GUC Trustee under the Plan have been made.

Upon dissolution of the GUC Trust, any remaining GUC Trust Assets shall be distributed to holders of Allowed General Unsecured Claims in accordance with the Plan and the GUC Trust Agreement, as appropriate. To the extent the GUC Trust retains any residual GUC Trust Assets, but such assets, net of GUC Trust Expenses, are insufficient to effectuate any further distribution pursuant to the GUC Trust Agreement, the GUC Trustee shall donate such residual GUC Trust Assets to a Tax Code section 501(c)(3) non-profit organization selected by the GUC Trustee in its discretion.

F.	Certain Tax Matters

The GUC Trustee shall file tax returns for the GUC Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) and in accordance with the Plan. The GUC Trust’s items of taxable income, gain, loss, deduction, and/or credit (other than such items in respect of any assets allocable to, or retained on account of, Disputed Claims) will be allocated to each Holder in accordance with their relative ownership of GUC Trust Interests.

As soon as possible after the Effective Date, the GUC Trustee shall make a good faith valuation of the GUC Trust Assets and such valuation shall be used consistently by all parties for all U.S. federal income tax purposes.

The GUC Trustee may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed by or on behalf of the GUC Trust for all taxable periods through the dissolution thereof. Nothing in this Article V.C shall be deemed to determine, expand, or contract the jurisdiction of the Bankruptcy Court under section 505 of the Bankruptcy Code. The GUC Trustee (1) may timely elect to treat any GUC Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treasury Regulations Section 1.468B-9, and (2) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the GUC Trustee and the holders of GUC Trust Interests) shall report for U.S. federal, state, and local income tax purposes consistently with the foregoing. The GUC Trustee shall file all income tax returns with respect to any income attributable to a “disputed ownership fund” and shall pay the U.S. federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto. The Reorganized Debtors and the GUC Trustee shall cooperate to ensure that any distributions made in respect of Claims that are in the nature of compensation for services (“Wage Distributions”) are processed through appropriate payroll processing systems or arrangements and are subject to appropriate payroll tax withholding and reporting, and that any applicable payroll taxes associated therewith are properly remitted to taxing authorities. The Reorganized Debtors and the GUC Trustee shall, if so requested by the GUC Trustee, cooperate in good faith to agree to such procedures so as to permit such Wage

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Distributions to be processed through the Reorganized Debtors’ payroll processing systems (which may, for the avoidance of doubt, be administered by a third party) with the Reorganized Debtors acting a “disbursing agent” on behalf of the GUC Trust (or any applicable disputed ownership fund).

G.	Distribution of Reorganized Debtors’ Interchange Litigation Claims Allocations

The GUC Trustee shall distribute any Reorganized Debtors’ Interchange Litigation Claims Allocation to the Reorganized Debtors in accordance with the terms of the GUC Trust Agreement.

ARTICLE VI.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed, without the need for any further notice to or action, Order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) was previously assumed or rejected by the Debtors, pursuant to an Order of the Bankruptcy Court; (2) previously expired or terminated pursuant to its terms; (3) is the subject of a motion to assume, assume and assign, or reject or notice of the same pursuant to procedures for assumption, assumption and assignment, or rejection established by the Bankruptcy Court filed by the Debtors that is pending on or before the date of entry of the Confirmation Order; or (4) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases.

Subject to and upon the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections of Executory Contracts and Unexpired Leases provided for in this Plan, the Confirmation Order or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise provided for in the Confirmation Order, each Executory Contract and Unexpired Lease assumed pursuant to this Plan, the Confirmation Order, or any other Order of the Bankruptcy Court shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of any Order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law (following notice and an opportunity to object to the affected counterparties). Any guarantee of an Unexpired Lease that is assumed pursuant to this Plan, the Confirmation Order, or any other Order of the Bankruptcy Court shall be reaffirmed by the applicable Reorganized Debtor and remain in full force and effect as of the Effective Date.

All Executory Contracts listed on the Schedule of Rejected Executory Contracts and Unexpired Leases will be deemed rejected as of the Effective Date, unless an alternative effective date of rejection is identified on the Schedule of Rejected Executory Contracts and Unexpired

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Leases and agreed upon by the Debtors and the applicable counterparties to the applicable Executory Contracts.

Notwithstanding anything herein to the contrary, with respect to any Unexpired Lease of nonresidential real property that is listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, the effective date of the rejection of any such Unexpired Lease shall be the later of (1) the Effective Date and (2) the date upon which the Debtors notify the landlord in writing (email being sufficient) that they have surrendered the premises to the landlord and returned the keys, key codes, or security codes, as applicable. Any property remaining on the premises subject to a rejected Unexpired Lease shall be deemed abandoned by the Debtors or the Reorganized Debtors, as applicable, as of the effective date of rejection, and the counterparty to such Unexpired Lease shall be authorized to use or dispose of any property left on the premises in its sole and absolute discretion without notice or liability to the Debtors or the Reorganized Debtors, as applicable, or any third party.

The Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases, including to add or remove any Executory Contracts and Unexpired Leases, at any time up to and including 45 days after the Effective Date upon notice to the affected counterparty; provided, however, that after the Confirmation Date, the Debtors may not subsequently, without the consent of the applicable lessor and except as expressly set forth in this Plan, either (1) reject any Unexpired Lease that is not designated as rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases or (2) assume or assume and assign any Unexpired Lease previously designated as rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases. All parties’ rights to object under section 365(d) of the Bankruptcy Code in connection with Confirmation are preserved.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the Non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other rights with respect thereto.

B.	Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within 30 days after the later of (1) entry of an Order of the Bankruptcy Court (including the Confirmation Order) approving such rejection and (2) the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time shall be Disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, the GUC Trust, or their respective property.

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C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

The Debtors or the Reorganized Debtors, as applicable, shall pay any undisputed portion of a Cure Claim, if any, on (1) the Effective Date or as soon as reasonably practicable thereafter, for Executory Contracts and Unexpired Leases assumed as of the Effective Date or (2) the assumption effective date, if different than the Effective Date. The Debtors or the Reorganized Debtors, as applicable, may agree with the applicable counterparty to an Executory Contract or Unexpired Lease to be assumed to segregate the aggregate amount of the disputed portion of a Cure Claim on the Effective Date. Within seven (7) days of the resolution of the disputed portion of a Cure Claim (whether by Order of the Court or agreement among the parties), the Debtors or the Reorganized Debtors, as applicable, shall pay the disputed portion of the Cure Claim to the applicable counterparty. Any Cure Claim on account of a monetary default shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure Claim; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure Claim. The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, Order, or approval of the Bankruptcy Court.

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the Cure Claim payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided that the Reorganized Debtors may settle any such dispute without any further notice to, or action, Order, or approval of the Bankruptcy Court or any other Entity.

In accordance with the Order conditionally approving the Disclosure Statement, the Debtors shall provide for notices of proposed assumption or assumption and assignment and proposed Cure Claim amounts to be filed and served to applicable third parties and their counsel (if known), which notices will include procedures for objecting thereto and resolution of disputes by the Bankruptcy Court; provided that, with respect to any Executory Contract or Unexpired Lease that is removed from the Schedule of Rejected Executory Contracts and Unexpired Leases after such schedule is initially filed, the Debtors shall provide for such notice to be filed and served to applicable third parties as soon as reasonably practicable after the applicable Executory Contract or Unexpired Lease is removed from the Schedule of Rejected Executory Contracts and Unexpired Leases. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment on any grounds or related amount of the Cure Claim must be Filed, served, and actually received by the Debtors no later than the date specified in the notice. Any counterparty to an Executory Contract or Unexpired Lease that failed to timely object to the proposed assumption will be deemed to have assented to such assumption or assumption and assignment and any objection shall be Disallowed and forever barred, estopped,

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and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, Order, or approval of the Bankruptcy Court.

If there is a timely Filed objection regarding (1) the amount of any Cure Claim; (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption or the cure amounts required by section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or Reorganized Debtors, as applicable, will have the right, at such time, to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases up to 10 business days after entry of such order, in which case such Executory Contract or Unexpired Lease shall be deemed rejected as of the date that the amended Schedule of Rejected Executory Contracts and Unexpired Leases is Filed. If any such dispute is not resolved within thirty (30) days following the Effective Date, the Reorganized Debtors or the counterparty to such Executory Contract or Unexpired Lease may seek relief from the Bankruptcy Court to immediately adjudicate the dispute.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, full payment of any applicable Cure Claim, and cure of any nonmonetary defaults pursuant to this Article V.C shall result in the full release and satisfaction of any Cure Claims, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption, upon the payment of all applicable Cure amounts and cure of any nonmonetary defaults. The Debtors shall file periodic objections to Proofs of Claim (including with corresponding Proofs of Claim numbers) based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Claim has been fully paid pursuant to this Article V. C, and, after a period of at least thirty (30) days for any party in interest to object, such Proofs of Claim shall be deemed Disallowed and expunged as of the Effective Date, subject to entry of an Order by the Bankruptcy Court.

Notwithstanding anything herein to the contrary, upon assumption of an Unexpired Lease, the Debtors or Reorganized Debtors shall be obligated to pay any accrued but unbilled amounts under the Unexpired Lease including, but not limited to, common area maintenance charges, taxes, year-end adjustments, and indemnity obligations under the Unexpired Lease, regardless of whether a claim arose before or after the Effective Date, on the date upon which such amounts become due in the ordinary course.

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D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases

Notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases. For the avoidance of doubt, the rejection of any Executory Contracts or Unexpired Leases pursuant to this Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such Executory Contracts or Unexpired Leases.

E.	Indemnification Obligations

Subject in all respects to Article I.H and consistent with applicable law, all indemnification provisions in place prior to the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall (1) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (2) remain intact, in full force and effect, and irrevocable, (3) not be limited, reduced or terminated after the Effective Date, and (4) survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on or after the Petition Date. Subject in all respects to Article I.H, all such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ obligations under the Plan shall not be a Disputed Claim or subject to any objection, in either case, for any reason, including by reason of section 502(e)(1)(B) of the Bankruptcy Code.

F.	Insurance Policies

Unless listed on the Scheduled of Rejected Executory Contracts and Unexpired Leases, all of the Debtors’ insurance policies, including D&O Liability Insurance Policies, and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

Notwithstanding anything to the contrary contained in this Plan or Confirmation Order, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies. Coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available to all applicable individuals insured thereunder.

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In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date.

G.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in this Plan or the Confirmation Order, all Executory Contracts and Unexpired Leases that are assumed or assumed and assigned shall include all exhibits, schedules, modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contracts and Unexpired Leases, and affect Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under this Plan or the Confirmation Order.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter (1) the prepetition nature of such Executory Contracts and Unexpired Leases or (2) the validity, priority, or amount of any Claims that may arise in connection therewith, except as set forth under the express terms of any such modification, amendment, supplement, or restatement.

H.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming, assuming and assigning, or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

I.	Reservation of Rights

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

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ARTICLE VII.

PROCEDURES FOR RESOLVING
CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS AND INTERESTS

A.	Allowance of Claims

Except as expressly provided in the Plan or in any Order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim. The Debtors or Reorganized Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

B.	Estimation of Claims and Interests

Before, on, or after the Effective Date, the Debtors, the Reorganized Debtors, or, solely with respect to General Unsecured Claims, the GUC Trust, as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in this Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor or, solely with respect to General Unsecured Claims, GUC Trust, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest; provided that such limitation shall not apply to Claims against any of the Debtors requested by the Debtors to be estimated for voting purposes only.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen (14) calendar days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims against any of the Debtors or the GUC Trust, as applicable, may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

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C.	Adjustment to Claims

Any duplicate Claim or Interest, any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, cancelled or otherwise expunged (including pursuant to the Plan or the Confirmation Order), may be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Reorganized Debtors (with respect to all Claims other than Class 5 General Unsecured Claims) and the GUC Trust (with respect to Class 5 General Unsecured Claims) after providing notice and a period of at least thirty (30) days for any party in interest to object, without any further notice to or action, Order, or approval of the Bankruptcy Court.

D.	Objections to Claims

Except as otherwise specifically provided in this Plan or the Confirmation Order, the Debtors, and after the Effective Date, the Reorganized Debtors (with respect to all Claims other than Class 5 General Unsecured Claims) and the GUC Trust (with respect to Class 5 General Unsecured Claims), as applicable, shall have the sole authority to: (a) File, withdraw, or litigate to judgment objections to Claims or Interests; (b) settle or compromise any Disputed Claim or Interest without any further notice to or action, Order, or approval by the Bankruptcy Court; and (c) administer and adjust the Debtors’ Claims Register to reflect any such settlements or compromises without any further notice to or action, Order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, after the Effective Date, each of the Reorganized Debtors and, solely with respect to General Unsecured Claims, the GUC Trust shall have the right to object to Claims and shall retain any and all rights and defenses that the Debtors had with respect to any Claim immediately before the Effective Date, including the Causes of Action retained pursuant to Article IV.N. A motion to extend the Claims Objection Deadline shall automatically extend the deadline until the Court enters an order on such motion.

E.	Disallowance of Claims or Interests

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court Order with respect thereto has been entered and all sums due, if any, to the Debtors or the GUC Trust, as applicable, by that Entity have been turned over or paid to the Reorganized Debtors or the GUC Trust, as applicable. All Claims Filed on account of an indemnification obligation to a director, manager, officer, or employee of the Debtors as of the Effective Date shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed by the Reorganized Debtors, or honored or reaffirmed, as the case may be pursuant to the Plan, without any further notice to or action, Order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed to by the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice

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to or action, Order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Filed Claim has been deemed timely Filed by a Final Order.

F.	No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim becomes an Allowed Claim.

G.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the Order or judgment of the Bankruptcy Court Allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim.

ARTICLE VIII.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in this Plan or the Confirmation Order, on the Effective Date (or, if a Claim or Interest is not an Allowed Claim on the Effective Date, on the date that such Claim or Interest becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall be entitled to receive the full amount of the distributions that this Plan provides for Allowed Claims in each applicable Class and in the manner provided in this Plan. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in Article VI. Except as otherwise expressly provided in the Plan or the GUC Trust Agreement, as applicable, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The Debtors and the GUC Trust shall have no obligation to recognize any transfer of Claims against any Debtor or the GUC Trust, as applicable, or privately held Interests occurring on or after the Distribution Record Date. Distributions to Holders of Claims or Interests related to publicly held Securities shall be made to such Holders in exchange for such Securities, which shall be deemed canceled as of the Effective Date.

B.	Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Distribution Agent on the Effective Date or as soon as reasonably practicable thereafter. The Distribution Agent may hire professionals or consultants to assist with making disbursements. The

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Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

C.	Distribution Record Date

On the Effective Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record Holders, if any, listed on the Claims Register as of the close of business on the Distribution Record Date. The Distribution Agent shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Claims or disputes over any Cure Claims, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the Non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such Non-Debtor party has sold, assigned, or otherwise transferred its Cure Claim. The Distribution Record Date shall not apply to publicly held Securities deposited with DTC and, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions.

D.	Rights and Powers of Distribution Agent
1.	Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by Order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court and subject to the prior consent of the Reorganized Debtors, the amount of any reasonable and documented fees and out-of-pocket expenses incurred by the Distribution Agent, other than the GUC Trustee, on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course. For the avoidance of doubt, the GUC Trust Expenses shall be paid pursuant to the terms of the GUC Trust Agreement.

E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions
1.	Delivery of Distributions

Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims (as applicable) as of the Distribution Record Date at the address for

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each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Distribution Agent.

The Unsecured Notes Trustee Charging Lien shall attach to any distributions made to the Holders of Claims under the Unsecured Notes Documents. Notwithstanding any policies, practices, or procedures of DTC or any other applicable clearing system, DTC and all other applicable clearing systems shall cooperate with and take all actions reasonably requested by the Unsecured Notes Trustee to facilitate distributions to Holders of Allowed Unsecured Notes Claims without requiring that such distributions be characterized as repayments of principal or interest. The Unsecured Notes Trustee shall not be required to provide indemnification or other security to DTC in connection with any distributions to Holders of Allowed Unsecured Notes Claims through the facilities of DTC. The Unsecured Notes Trustee shall not incur any liability whatsoever on account of any distributions under this Plan.

2.	Minimum Distributions

No fractional shares of New Common Stock issued under the Plan shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of greater than one-half (1/2) shall be rounded to the next higher whole number and (b) fractions of one-half (1/2) or less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims hereunder may be adjusted by the Debtors, with the consent of the Required Consenting Noteholders, as necessary to account for the foregoing rounding.

No payment of fractional cents shall be made pursuant to the Plan, including to Holders of Allowed General Unsecured Claims by the GUC Trust. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the distribution shall reflect a rounding of such fraction to the nearest whole penny, rounded down to the next lower whole cent. Claimants whose aggregate distributions total less than $100 shall not be entitled to a distribution under this Plan.

3.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of an Allowed Claim is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions (i) on account of Allowed Claims other than General Unsecured Claims, shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of (a) six (6) months from the Effective Date, and (b) the date of distribution and (ii) on account of General Unsecured Claims administered by the GUC Trust, shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three (3) months from the date of distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors (in the case of any distribution on account of any Allowed Claim other than Allowed General Unsecured

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Claims), automatically and without need for a further Order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim or Interest of any Holder to such property or interest in property shall be discharged and forever barred. The Reorganized Debtors and the Distribution Agent shall have no obligation to attempt to locate any Holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

Notwithstanding anything to the contrary herein, the treatment of undelivered property and unclaimed distributions with respect to General Unsecured Claims shall be governed by the GUC Trust Agreement.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) calendar days for Allowed Claims (other than General Unsecured Claims administered by the GUC Trust), or ninety (90) calendar days for General Unsecured Claims administered by the GUC Trust, from and after the date of first issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Distribution Agent by the Holder of the relevant Allowed Claim within the 180-calendar day or 90-calendar day period, as applicable. After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check), as applicable, shall be automatically discharged and forever barred, and such funds shall revert to the Reorganized Debtors or the GUC Trust, as applicable (notwithstanding any applicable federal, provincial, state or other jurisdiction escheat, abandoned, or unclaimed property laws to the contrary).

F.	Manner of Payment

At the option of the Distribution Agent, any Cash distribution to be made hereunder may be made by check, wire transfer, automated clearing house, or credit card, or as otherwise required or provided in applicable agreements.

G.	No Postpetition Interest on Claims

Unless otherwise specifically provided for herein or by Order of the Bankruptcy Court, including the DIP Orders, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

H.	Compliance with Tax Requirements

In connection with this Plan, to the extent applicable, the Debtors, the Reorganized Debtors, or the Distribution Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distributions to be made under this Plan to generate sufficient funds to pay

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applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, the Reorganized Debtors, or the Distribution Agent, as applicable, reserve the right to allocate all distributions made under this Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

The GUC Trustee may require any Holder of an Allowed General Unsecured Claim to complete the appropriate IRS Form W-8 or IRS Form W-9 as a prerequisite to receiving any distribution under the Plan. If a Holder of a General Unsecured Claim does not provide to the GUC Trustee, within ninety (90) days of a written request, all documentation that, in the GUC Trustee’s reasonable business judgment, is necessary to determine that all tax withholding and reporting requirements for such Allowed General Unsecured Claim, including the appropriate IRS Form W-8 or IRS Form W-9, the distribution of such Allowed General Unsecured Claim shall be deemed Disallowed and expunged in its entirety and the funds shall become GUC Trust Assets and redistributed to the other Holders of Allowed General Unsecured Claims in accordance with the terms of this Plan.

Notwithstanding any other provision of the Plan to the contrary, each Holder of an Allowed Claim that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution.

I.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

J.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court Order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, as of the Petition Date.

K.	Setoffs and Recoupment

Except as expressly provided in the DIP Orders, the Confirmation Order, and this Plan, each Debtor or Reorganized Debtor or the GUC Trust (solely as it relates to reconciliation of General Unsecured Claims), as applicable, may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any payments or distributions to be made pursuant to this Plan on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor or GUC Trust (solely as it relates to reconciliation of General Unsecured Claims) may hold against the Holder of such Allowed Claim; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor, Reorganized Debtor, the GUC Trust (solely as it relates to

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reconciliation of General Unsecured Claims), or its applicable successor of any and all claims, rights, and Causes of Action that such Debtor, Reorganized Debtor, the GUC Trust, or its applicable successor may possess against the applicable Holder.

Notwithstanding anything to the contrary herein, but subject to the Bar Date Order (including the requirement that all Proofs of Claim state whether a Claim is subject to a right of setoff or recoupment) and the automatic stay, nothing shall modify the rights, if any, of any Holder of Allowed Claims or any current or former party to an Executory Contract or Unexpired Lease to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law with respect to undisputed amounts owing to or held by it, including (1) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Leases with the Debtors or any successors to the Debtors under the Plan; (2) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; (3) assertion of setoff or recoupment as a defense, if any, to any claim or action by the Debtors, the Reorganized Debtors, the GUC Trust (solely as it relates to reconciliation of General Unsecured Claims), or any successors to the Debtors; or (4) assertion of rights of setoff and/or recoupment in connection with periodic reconciliations in accordance with the terms of assumed Unexpired Leases.

L.	Claims Paid or Payable by Third Parties
1.	Claims Paid by Third Parties

The Debtors, the Reorganized Debtors, or the GUC Trust, as applicable, shall reduce a Claim, and such Claim (or portion thereof) shall be Disallowed without a Claims objection having to be Filed and without any further notice to or action, Order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor, Reorganized Debtor, or the GUC Trust. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and also receives payment from a party that is not a Debtor, a Reorganized Debtor, or the GUC Trust on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor or GUC Trust, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor or GUC Trust annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ or Reorganized Debtors’ insurance policies, as applicable, until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim against any Debtor, then immediately upon such insurers’ agreement, the applicable portion

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of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, Order, or approval of the Bankruptcy Court.

If an applicable insurance policy has or is subject to an SIR, the Holder of an Allowed Claim that is payable pursuant to such insurance policy shall, upon written approval of the Debtors, Reorganized Debtors or GUC Trustee, as applicable, have an Allowed General Unsecured Claim against the applicable Debtor’s Estate up to the amount of the SIR amount that may be established upon the liquidation of the Claim, and such Holder’s recovery from the Debtors, Reorganized Debtors, or GUC Trustee, as applicable, shall be solely in the form of its distribution on account of such Allowed General Unsecured Claim under the Plan.  Such SIR shall be considered satisfied in full pursuant to the Plan through allowance of the General Unsecured Claim solely in the amount of the applicable SIR, if any; provided however that nothing herein obligates the Debtors, the Reorganized Debtors, or the GUC Trustee to actually disburse proceeds to satisfy any SIR in full under any insurance policy.

Any recovery on account of the Claim in excess of the SIR established upon the liquidation of the Claim shall be recovered solely from the Debtors’ or Reorganized Debtors’ insurance, if any, and only to the extent of available insurance and any proceeds thereof.  If an applicable insurance policy has a retrospective premium retention or a deductible, the Holder of an Allowed Claim that is payable pursuant to such insurance policy shall have a Claim that can be recovered solely from the Debtors’ insurance, if any, and only to the extent of available insurance and any proceeds thereof.  To the extent any insurance policy or other fee-sharing agreement (including, for the avoidance of doubt, the CSS Agreement) is assumed pursuant to the Plan, the Reorganized Debtors shall pay any expenses incurred in defending any prepetition Claims pursuant to the terms of the applicable insurance policy and/or claim service agreement (including the CSS Agreement) and shall be entitled to enforce any pro rata or other expense including by reimbursement or other reconciliation of the expenses.

For the avoidance of doubt: (a) to the extent any insurance policy or other claim service agreement is assumed, the applicable insurer’s claim for any expenses shall be paid by the Reorganized Debtors and shall not constitute an Allowed General Unsecured Claim under the Plan; (b) nothing in this Plan shall be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidates any Claim payable pursuant to an insurance policy; (c) nothing herein relieves any Entity from the requirement to timely file a Proof of Claim by the applicable Claims Bar Date; (d) the workers’ compensation policies issued to the Debtors by Travelers shall be assumed by the Reorganized Debtors as of the Effective Date without modification, and the parties’ respective rights and/or obligations thereunder shall not be stayed or impaired in any manner; and (e) nothing in this Plan or the Confirmation Order shall be deemed or construed to waive, limit, modify, or impair the indemnification rights and remedies of a counterparty to an assumed Unexpired Lease arising under such assumed Unexpired Lease and the Reorganized Debtors’ performance of such indemnification obligations.

3.	Applicability of Insurance Policies

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as otherwise provided in the Plan or Confirmation Order, nothing contained in the Plan shall constitute or be

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deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

M.	Antitrust and Foreign Investment Approvals

Any New Common Stock to be distributed under this Plan to an Entity required to obtain any Antitrust and Foreign Investment Approval shall not be distributed until all Antitrust and Foreign Investment Approvals applicable to such Entity have been obtained.

ARTICLE IX.
RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to this Plan or the Confirmation Order, including the Plan Supplement and Definitive Documents, the distributions, rights, and treatments that are provided in this Plan or the Confirmation Order shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including Intercompany Claims that the Debtors resolve or compromise after the Effective Date) against, Interests in, and Causes of Action against the Debtors or the Reorganized Debtors of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against Liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan and the Confirmation Order on account of such Claims or Interests, including demands, Liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case, whether or not (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (3) the Holder of such a Claim or Interest has accepted this Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, Causes of Action against, and Interests in the Debtors or the Reorganized Debtors, subject to the occurrence of the Effective Date.

B.	Release of Liens

Except as otherwise specifically provided in this Plan, in any Definitive Document, or in any other contract, instrument, release, or other agreement or document amended or created pursuant to the Plan, including the ABL Exit Facility Documents (if any), the Takeback Debt Documents (if any), and the New Second Lien Notes Documents (including,

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in each case, in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the ABL Exit Facility Documents (if any), the Takeback Debt Documents (if any), or the New Second Lien Notes Documents), on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or Order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors. Any Holder of such a Secured Claim (and the applicable Agents/Trustees for such Holder, if any) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable Agents/Trustees), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including as required under the laws of other jurisdictions for non-U.S. security interests and including the execution, delivery, and filing or recording of such releases, and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any Agent/Trustee for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the Agent/Trustee for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall (a) pay the reasonable and documented fees and expenses of the applicable Agents/Trustees, in each case including local and foreign counsel, to the extent payable under the DIP Credit Agreement, the Prepetition ABL Credit Agreement, or the Secured Notes Indentures, as applicable, in connection with the foregoing and (b) be entitled to make any such filings or recordings on such Holder’s behalf.

C.	Debtor Release

Notwithstanding anything else contained herein to the contrary, to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, including any successors to the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any

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Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative Claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Cause of Action against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the Debtors’ capital structure, management, ownership, assets, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the assertion or enforcement of rights and remedies against the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim, Causes of Action, or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the DIP Facility, the Prepetition ABL Credit Agreement, the Secured Notes Indentures, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Disclosure Statement Supplement, the Backstop Agreement, the Rights Offering, the DIP Non-Cash Takeout Option, the ABL Exit Facility, the Takeback Debt, the New Second Lien Notes, this Plan (including, for the avoidance of doubt, the Plan Supplement), or any aspect of the Restructuring Transactions, including any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, the Disclosure Statement Supplement, the Backstop Agreement, the Rights Offering, the ABL Exit Facility, the Takeback Debt, the New Second Lien Notes, this Plan, the Confirmation Order, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (1) any post-Effective Date obligations of any party or Entity under the Plan, any act occurring after the Effective Date with respect to the Restructuring Transactions, the obligations arising under Definitive Document to the extent imposing obligations arising after the Effective Date (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan, (2) the rights of Holders of Allowed Claims to receive distributions under this Plan, (3) any Cause of Action included on the Schedule of Retained Causes of Action, (4) any Claim, Cause of Action, or defense related to the failure to execute an agreed upon amendment to any Executory Contract or Unexpired Lease to the extent such issue is not resolved prior to the Effective

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Date, or (5) the GUC Causes of Action, including the Interchange Litigation Claims and any other Claims or Causes of Actions relating to the Interchange Litigation.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the terms by which matters are subject to a compromise and settlement, including the Debtor Releases in Article VIII. C, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases in Article VIII. C are: (1) essential to Confirmation of this Plan; (2) an exercise of the Debtors’ business judgment; (3) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing this Plan; (4) a good-faith settlement and compromise of the Claims and Causes of Action released by the Debtor Releases in Article VIII. C; (5) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (6) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (7) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Releases in Article VIII. C.

D.	Third-Party Release

Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, pursuant to Bankruptcy Rule 9019 and to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and discharged by each Releasing Party (in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities) from any and all Claims and Causes of Action, including any derivative Claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereafter arising, in law, equity, contract, tort, or otherwise that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Cause of Action against, or Interest in, a Debtor based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, assets, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim, Cause of Action, or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the DIP Facility, the Prepetition ABL Credit Agreement, the Secured Notes Indentures, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the

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Disclosure Statement Supplement, the Rights Offering, the DIP Non-Cash Takeout Option, the ABL Exit Facility, the Takeback Debt, the New Second Lien Notes, the Backstop Agreement, this Plan (including, for the avoidance of doubt, the Plan Supplement), or any aspect of the Restructuring Transactions, including any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, the Disclosure Statement Supplement, the Backstop Agreement, the Rights Offering, the ABL Exit Facility, the Takeback Debt, the New Second Lien Notes, this Plan, the Confirmation Order, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (1) any post-Effective Date obligations of any party or Entity under the Plan, any act occurring after the Effective Date with respect to the Restructuring Transaction, the obligations arising under Definitive Document to the extent imposing obligations arising after the Effective Date (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan, (2)  the rights of Holders of Allowed Claims to receive distributions under this Plan, (3) the rights of any current employee of the Debtors under any employment agreement or plan, (4) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors, (5) any Claim, Cause of Action, or defense related to the failure to execute an agreed upon amendment to any Executory Contract or Unexpired Lease to the extent such issue is not resolved prior to the Effective Date, or (6) the GUC Causes of Action, including the Interchange Litigation Claims and any other Claims or Causes of Actions relating to the Interchange Litigation.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the terms by which matters are subject to a compromise and settlement, including the Debtor Releases in Article VIII. C, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases in this Article VIII. D are: (1) essential to Confirmation of this Plan; (2) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing this Plan; (3) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Releases in this Article VIII. D; (4) in the best interests of the Debtors and their Estates and all Holders of Claims and Interests; (5) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (6) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases in this Article VIII. D.

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E.	Exculpation

Except as otherwise specifically provided in this Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action or Claim whether direct or derivate related to any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases from the Petition Date to the Effective Date, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Disclosure Statement Supplement, the Backstop Agreement, the Rights Offering, the DIP Non-Cash Takeout Option, the ABL Exit Facility, the Takeback Debt, the New Second Lien Notes, this Plan, the Plan Supplement, or any transaction related to the Restructuring, any contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases in connection with the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, except for Claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, but in all respects such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan and the Confirmation Order.

The Exculpated Parties set forth above have, and upon Confirmation of this Plan shall be deemed to have, participated in good faith and in compliance with applicable law with respect to the solicitation of votes and distribution of consideration pursuant to this Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.

F.	Injunction

Upon entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, and each of their successors and assigns, shall be enjoined from taking any actions to interfere with the implementation or Consummation of this Plan in relation to any Claim or Interest that is extinguished, discharged, or released pursuant to this Plan.

Except as otherwise expressly provided in this Plan or the Confirmation Order, or for obligations issued or required to be paid pursuant to this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation pursuant to Article  VIII, are permanently enjoined, from and after the Effective Date, from taking any of the

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following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, and/or the Released Parties:

(a)	commencing, conducting, or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action;
(b)	enforcing, levying, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or Order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action;
(c)	creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action;
(d)	except as otherwise provided under this Plan, asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and
(e)	commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released or settled pursuant to this Plan or the Confirmation Order.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, the Released Parties, the GUC Trust, the GUC Trustee, or the GUC Trust Assets that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action related to the Chapter 11 Cases prior to the Effective Date, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Disclosure Statement Supplement, the Backstop Agreement, the Rights Offering, the DIP Non-Cash Takeout Option, the ABL Exit Facility, the Takeback Debt, the New Second Lien Notes, this Plan, the Plan Supplement, or any transaction related to the Restructuring, any contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases in connection with the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance of Securities pursuant to this Plan, or the distribution of property under this Plan

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or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, without regard to whether such Person or Entity is a Releasing Party, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party.

The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under this Plan, the Confirmation Order or under any other Definitive Document or other document, instrument, or agreement (including those attached to the Disclosure Statement or the Disclosure Statement Supplement, or included in the Plan Supplement) executed to implement this Plan and the Confirmation Order from bringing an action to enforce the terms of this Plan, the Confirmation Order or such document, instrument, or agreement (including those attached to the Disclosure Statement or the Disclosure Statement Supplement, or included in the Plan Supplement) executed to implement this Plan and the Confirmation Order. The injunction in this Plan shall extend to any successors and assigns of the Debtors and the Reorganized Debtors and their respective property and interests in property.

G.	Waiver of Statutory Limitations on Releases

Each Releasing Party in each of the releases contained in this Plan expressly acknowledges that although ordinarily a general release may not extend to Claims that the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, each Releasing Party has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or Claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to Claims that the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

H.	Protection against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases

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(or during the Chapter 11 Cases, but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

J.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of Allowance or Disallowance, such Claim shall be forever Disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

ARTICLE X.
CONDITIONS PRECEDENT TO
CONSUMMATION OF THIS PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B:

(a)	solely with respect to the members of the Ad Hoc Noteholder Group, the Restructuring Support Agreement shall not have been terminated, shall continue to be in full force and effect, and no event or occurrence shall have occurred that, with the passage of time or giving of notice, would give rise to the right of the Required Consenting Noteholders to terminate the Restructuring Support Agreement;
(b)	the DIP Orders shall not have been vacated, stayed, or modified without the prior written consent of the Required Lenders (as defined in the DIP Credit Agreement);
(c)	no Default or Event of Default (each as defined in the DIP Credit Agreements or DIP Order, as applicable) shall have occurred and be continuing under the DIP Credit Agreements or the DIP Order, as applicable, that has not been waived by the DIP Agent or cured by the Debtors in a manner consistent with the DIP Documents;
(d)	the DIP Claims shall have been indefeasibly paid in accordance with the terms of the DIP Documents;
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(e)	all of the conditions precedent for consummation of the transactions contemplated by the Backstop Agreement shall have been satisfied or waived in accordance with the terms thereof;
(f)	the Bankruptcy Court shall have entered the Backstop Order, in form and substance acceptable to the Required Consenting Noteholders, which shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified, unless waived by the Required Consenting Noteholders;
(g)	the Backstop Agreement shall not have been terminated, shall continue to be in full force and effect, and no event or occurrence shall have occurred that, with the passage of time or giving of notice, would give rise to the right of the Required Commitment Parties to terminate the Backstop Agreement;
(h)	each DIP Backstop Lender shall have exercised the DIP Non-Cash Takeout Option in accordance with Section 2.27(a) of the DIP Credit Agreement;
(i)	the Rights Offerings shall have been consummated, including the issuance of all New Second Lien Notes and New Common Stock in accordance with the Plan;
(j)	all financing necessary for this Plan shall have been obtained, and any documents related thereto shall have been executed, delivered, and be in full force and effect (with all conditions precedent thereto, other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred, having been satisfied or waived);
(k)	all Restructuring Expenses, to the extent invoiced as provided herein at least two (2) Business Days before the Effective Date, shall have been paid in full in cash in accordance with the terms and conditions set forth in the Restructuring Support Agreement, the DIP Orders, and the Backstop Order;
(l)	the Professional Fee Escrow shall have been established and funded with Cash in accordance with Article II.D.1;
(m)	the New Organizational Documents shall have been adopted;
(n)	all requisite filings with governmental authorities and third parties shall have become effective, and all such governmental authorities and third parties shall have approved or consented to the Restructuring Transactions, to the extent required;
(o)	the Debtors shall have implemented the Restructuring Transactions and all other transactions contemplated by the Plan and the Restructuring Support Agreement in a manner consistent in all respects with the Plan and Restructuring Support Agreement;
(p)	all documents contemplated by the Restructuring Support Agreement to be executed and delivered on or before the Effective Date shall have been executed and delivered;
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(q)	the Bankruptcy Court shall have entered an Orders conditionally approving the Disclosure Statement and the Disclosure Statement Supplement, in form and substance acceptable to the Required Consenting Noteholders, which shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified, unless waived by the Required Consenting Noteholders;
(r)	the GUC Trust Agreement shall have been executed and the GUC Trust Assets in existence on the Effective Date shall be transferred to the GUC Trust;
(s)	the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto), each in form and substance acceptable to the Required Consenting Noteholders and, solely with respect to the GUC Trust Agreement, in form and substance reasonably acceptable to the Creditors’ Committee, shall have been Filed in a manner consistent in all material respects with the Restructuring Support Agreement and the consent rights contained herein;
(t)	the Bankruptcy Court shall have entered a Final Order, in form and substance reasonably acceptable to the Debtors and the Required Consenting Noteholders, Disallowing Proofs of Claim Nos. 2348, 2351, 2360, and 2361 Filed by the United States Department of Treasury – Internal Revenue Service (it being understood that the proposed order attached to the Motion to Enforce Bar Date shall be deemed reasonably acceptable to the Debtors and Required Consenting Noteholders), or such other resolution, adjudication, or other disposition of the Motion to Enforce Bar Date that is acceptable to the Debtors and the Required Consenting Noteholders shall have occurred; and
(u)	the Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Required Consenting Noteholders and, solely with respect to the Creditors’ Committee Settlement, in form and substance reasonably acceptable to the Creditors’ Committee, which shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified, unless waived by the Required Consenting Noteholders and, solely with respect to the Creditors’ Committee Settlement, the Creditors’ Committee (not to be unreasonably withheld).
B.	Waiver of Conditions

Any condition to the Effective Date of this Plan set forth in Article X.A hereof may be waived, in whole or in part, by the Debtors with the prior written consent of the Required Consenting Noteholders and, solely with respect to the condition set forth in Article X.A(q), (r) (solely with respect to the Creditors’ Committee Settlement), and (s) (solely with respect to the Creditors’ Committee Settlement), the Creditors’ Committee, without notice, leave, or Order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate this Plan.

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C.	Substantial Consummation

“Substantial Consummation” of this Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Effect of Nonoccurrence of a Condition

If the Effective Date does not occur, then: (1) this Plan will be null and void in all respects; and (2) nothing contained in this Plan, the Disclosure Statement, the Disclosure Statement Supplement, or the Restructuring Support Agreement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN

A.	Modification and Amendments

Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan), the Debtors reserve the right to modify this Plan without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. After the Confirmation Date and before substantial consummation of the Plan, the Debtors may initiate proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and intent of the Plan.

After the Confirmation Date, but before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan (including the Plan Supplement) without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof in accordance are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of This Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then, absent further order of the Bankruptcy Court:

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(1) the Plan shall be null and void in all respects; (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain of the Claims or Interests or Classes of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor, any Holder, any Person, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor, any Holder, any Person, or any other Entity.

ARTICLE XII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases, the Confirmation Order, and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;
(b)	decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code, the Confirmation Order, or this Plan;
(c)	resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including Cure Claims; (ii) any dispute regarding whether a contract or lease is or was executory, expired, or terminated; (iii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (iv) any other issue related to any Executory Contracts and Unexpired Leases; or (v) any dispute regarding whether the Plan or any Restructuring Transactions trigger any cross-default or change of control provision in any contract or agreement;
(d)	resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, the Disclosure Statement Supplement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to any Cure Claim, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;
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(e)	ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan and adjudicate any and all disputes arising from or relating to distributions under this Plan or the Confirmation Order;
(f)	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
(g)	adjudicate, decide, or resolve any and all matters related to Causes of Action that may arise from or in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;
(h)	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
(i)	enter and implement such Orders as may be necessary or appropriate to construe, execute, implement, or consummate the provisions of this Plan or the Confirmation Order and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with this Plan, the Confirmation Order, the Disclosure Statement, or the Disclosure Statement Supplement;
(j)	enter and enforce any Order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
(k)	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or the Confirmation Order or any Entity’s obligations incurred in connection with this Plan or the Confirmation Order and the administration of the Estates;
(l)	hear and determine disputes arising in connection with the interpretation, implementation, effect, or enforcement of this Plan, the Plan Supplement, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
(m)	issue injunctions, enter and implement other Orders, or take such other actions as may be necessary or appropriate in aid of execution, implementation, or Consummation of this Plan or to restrain interference by any Entity with Consummation or enforcement of this Plan or the Confirmation Order;
(n)	resolve any matters related to the issuance of the New Common Stock or the New Second Lien Notes, or the incurrence of the ABL Exit Facility or the Takeback Debt;
(o)	adjudicate, decide, or resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII, and enter
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such Orders as may be necessary or appropriate to implement such discharges, releases, injunctions, exculpations, and other provisions;

(p)	adjudicate, decide, or resolve any cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VII.L;
(q)	enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
(r)	determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Disclosure Statement Supplement, the Confirmation Order, the Plan Supplement, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Disclosure Statement Supplement, including the Restructuring Support Agreement; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court or arbitration forum;
(s)	adjudicate any and all matters relating to the GUC Trust, the GUC Trust Assets, and any Reorganized Debtors’ Interchange Litigation Claims Allocation;
(t)	adjudicate any and all disputes arising from or relating to distributions under this Plan or any transactions contemplated thereby;
(u)	consider any modifications of this Plan to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court Order, including the Confirmation Order;
(v)	determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;
(w)	adjudicate, decide, or resolve disputes as to the ownership of any Claim or Interest;
(x)	adjudicate, decide, or resolve all matters related to any subordinated Claim;
(y)	adjudicate, decide, or resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
(z)	grant any consensual request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code;
(aa)	enforce all Orders entered by the Bankruptcy Court in connection with the Chapter 11 Cases;
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(bb)	hear any other matter not inconsistent with the Bankruptcy Code;
(cc)	enter an Order concluding or closing any or all of the Chapter 11 Cases;
(dd)	enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity, and resolve any cases, controversies, suits, or disputes that may arise in connection with any Person or Entity’s rights arising from or obligations incurred in connection with the Plan; and
(ee)	hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII.

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Disclosure Statement Supplement without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Unless otherwise specifically provided herein or in a prior Order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (regardless of whether their Claims or Interests are deemed to have accepted or rejected this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in this Plan or the Confirmation Order, each Entity acquiring property under this Plan or the Confirmation Order, and any and all Non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan and the Confirmation Order, regardless of whether any such Holder of a Claim or Interest has voted on this Plan.

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B.	Waiver of Stay

The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of fourteen days after entry of the order shall be waived by the Confirmation Order. The Confirmation Order shall take effect immediately and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or otherwise.

C.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and the Confirmation Order. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Allowed Claims receiving distributions pursuant to this Plan and the Confirmation Order and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan and the Confirmation Order.

D.	Payment of Certain Fees

All fees due and payable before the Effective Date pursuant to section 1930(a) of the Judicial Code shall be paid by each of the Debtors or the Reorganized Debtors, as applicable, for each quarter (including any fraction thereof), until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first; provided that on and after the Effective Date, the Reorganized Debtors shall (1) pay in full in cash when due and payable, and shall be responsible for paying, any and all such fees and interest with respect to any and all disbursements (and any other actions giving rise to such fees and interest) of the Debtors or the Reorganized Debtors, and (2) File in the Chapter 11 Cases (to the extent they have not yet been closed, dismissed, or converted) quarterly reports as required by the Bankruptcy Code, Bankruptcy Rules, and Local Rules, as applicable, in connection therewith. The U.S. Trustee shall not be required to file any proof of claim or request for payment for quarterly fees.

In connection with the Creditors’ Committee Settlement, on the Effective Date (to the extent invoiced at least three (3) Business Days before the Effective Date) and thereafter (promptly following the submission of an invoice), the Debtors or the Reorganized Debtors, as applicable, shall pay the reasonable and documented fees and expenses of the Unsecured Notes Trustee, in its capacity as such, incurred up to and including the Effective Date in an aggregate amount not to exceed $350,000. If the Unsecured Notes Trustee’s reasonable and documented fees and expenses exceed $350,000, the GUC Trust shall pay the balance from the GUC Trust Assets.

E.	Reservation of Rights

Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor or any other Entity with respect to the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or the Plan

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Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor or any Entity unless and until the Effective Date has occurred.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in this Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

G.	Notices

To be effective, all notices, requests, and demands to or upon the Debtors shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1.	If to the Debtors or the Reorganized Debtors:

Party City Holdco Inc.
100 Tice Boulevard
Woodcliff Lake, New Jersey 07677

Attention:	David Orlofsky, Chief Restructuring Officer
Email:	dorlofsky@alixpartners.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attention:	Paul M. Basta, Kenneth S. Ziman, Christopher J. Hopkins, and Grace Hotz
Email:	pbasta@paulweiss.com
kziman@paulweiss.com
chopkins@paulweiss.com
ghotz@paulweiss.com

- and -

Porter Hedges LLP
1000 Main St., 36th Floor
Houston, TX 77002

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Attention:	John F. Higgins, M. Shane Johnson, and Megan Young-John
Email:	jhiggins@porterhedges.com
sjohnson@porterhedges.com
myoung-john@porterhedges.com

2.	If to the Creditors’ Committee or the GUC Trust:

Pachulski Stang Ziehl & Jones, LLP
780 Third Avenue
34th Floor New York, NY 10017

Attention:	Bradford J. Sandler, Robert J. Feinstein, Shirley S. Cho, and Steven W. Golden
Email:	bsandler@pszjlaw.com
rfeinstein@pszjlaw.com
scho@pszjlaw.com
sgolden@pszjlaw.com

3.	If to a Consenting Noteholder, or a transferee thereof:

To the address set forth below the Consenting Noteholder’s signature page to the Restructuring Support Agreement (or as directed by any transferee thereof), as the case may be

With copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

Attention:	Damian S. Schaible, Adam L. Shpeen, Jonah A. Peppiatt, and Abraham Bane
Email:	damian.schaible@davispolk.com
adam.shpeen@davispolk.com
jonah.peppiatt@davispolk.com
abraham.bane@davispolk.com

4.	A copy of any notice relating to or affecting the Anagram Wholly-Owned Subsidiaries shall also be provided to:

Anagram International, Inc.
7700 Anagram Drive
Minneapolis, MN 55344

Attention:	Christopher Wiles
James Wolf
Email:	wilesc@anagramintl.com

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wolfj@anagramintl.com

With copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attention:	Sunny Singh
Nicholas Baker
Email:	Sunny.Singh@stblaw.com
NBaker@stblaw.com

- and -

Ankura Consulting Group, LLC
485 Lexington Avenue, 10th Floor
New York, NY 10017

Attention:	Benjamin Jones
Adrian Frankum
Email:	Ben.Jones@ankura.com
Adrian.Frankum@ankura.com

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors and the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays

Unless otherwise provided in this Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or any Order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

Except as otherwise indicated, this Plan, the Confirmation Order, the applicable Definitive Documents, the Plan Supplement, and documents related thereto supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan, the Confirmation Order, the Definitive Documents, the Plan Supplement, and documents related thereto.

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J.	Exhibits

All exhibits and documents included in this Plan, the Confirmation Order, and the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://cases.ra.kroll.com/PCHI/ or the Bankruptcy Court’s website at http://www.txs.uscourts.gov/.

K.	Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of this Plan and the Confirmation Order.

L.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, may alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration or interpretation shall be consistent with the Restructuring Support Agreement and the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors, as applicable; and (3) non-severable and mutually dependent.

M.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, each of the Released Parties and Exculpated Parties will be deemed to have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and in a manner consistent with the Disclosure Statement, the Disclosure Statement Supplement, the Plan, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery, and performance of the Restructuring Support Agreement and are entitled to the protections of section 1125(e) of the Bankruptcy Code and all other applicable protections and rights provided in the Plan. Without limiting the generality of the foregoing, upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code and other applicable law, and, pursuant to section 1125(e) of the Bankruptcy Code, any person will be deemed to have participated in good faith and in compliance with the Bankruptcy

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Code in the offer, issuance, sale, and purchase of Securities offered and sold under this Plan or the Rights Offering, and, therefore, none of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and the Rights Offering.

N.	Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

O.	No Waiver or Estoppel

Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, the Disclosure Statement Supplement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

P.	Dissolution of the Creditors’ Committee and Cessation of Fee and Expense Payment

On the Effective Date, the Creditors’ Committee and any other statutory committee appointed in the Chapter 11 Cases shall dissolve automatically and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, except with respect to final fee applications of the Professionals. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee or any other statutory committee appointed in the Chapter 11 Cases after the Effective Date.

Q.	Closing of Chapter 11 Cases

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to (1) close all of the Chapter 11 Cases except for one of the Chapter 11 Cases as determined by the Reorganized Debtors, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case and (2) change the name of the remaining Debtor and case caption of the remaining open Chapter 11 Case as desired, in the Reorganized Debtors’ sole discretion.

R.	Creditor Default

An act or omission by a Holder of a Claim or an Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and may be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a Holder of a Claim or Interest, the Bankruptcy Court may: (1) designate a party to appear, sign, and/or accept the documents required

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under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (2) enforce the Plan by order of specific performance; (3) award judgment against such defaulting Holder of a Claim or Interest in favor of the Reorganized Debtor in an amount, including interest, to compensate the Reorganized Debtors for the damages caused by such default; and (4) make such other Order as may be equitable that does not materially alter the terms of the Plan.

[Signature pages follow]

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Respectfully submitted, as of the date first set forth above by the Debtors,

Dated: August 31, 2023	Party City Holdco Inc. (for itself and on behalf of each the other Debtors and Debtors in Possession)

/s/ David Orlofsky
	Name:	David Orlofsky
	Title:	Chief Restructuring Officer

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